UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EVI Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EVI Industries, Inc.

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

November 20, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of EVI Industries, Inc., which will be held on December 15, 2025 at 11:00 a.m., Eastern time, for the purposes described in the attached Notice of Meeting and Proxy Statement. The Annual Meeting will be held in a virtual format only, via webcast at meetnow.global/MSDRHXQ. While there will not be a physical meeting location and stockholders will not be able to attend the Annual Meeting in person, stockholders may attend the Annual Meeting virtually via the Internet.

Please read the attached Notice of Meeting and Proxy Statement so that you will know what we plan to do at the Annual Meeting and for information regarding how to attend the Annual Meeting virtually. Whether or not you plan to attend the Annual Meeting, we encourage you to promptly vote your shares in advance by Internet or telephone or by completing, signing, dating, and returning your proxy card or, if your shares are held in “street name,” your voting instruction form. This way, your shares will be voted as you direct even if you do not or cannot attend and vote your shares electronically at the virtual Annual Meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Henry M. Nahmad
Chairman of the Board

EVI Industries, Inc.

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 15, 2025

Notice is hereby given that the Annual Meeting of Stockholders of EVI Industries, Inc. (the “Company”) will be held on December 15, 2025, commencing at 11:00 a.m., Eastern time, for the following purposes:

1.  To elect six directors to the Company’s Board of Directors to serve until the Company’s 2026 Annual Meeting of Stockholders.

2.  To approve the EVI Industries, Inc. 2025 Equity Incentive Plan.

3.  To vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers, as disclosed in the section of the accompanying Proxy Statement entitled “Named Executive Officer Compensation.”

4.  To vote, on a non-binding advisory basis, on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation.

5.  To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

In order to provide access to the Company’s stockholders regardless of geographic location, the Annual Meeting will be held in a virtual format only, via webcast at meetnow.global/MSDRHXQ. While there will not be a physical meeting location and stockholders will not be able to attend the Annual Meeting in person, stockholders may attend the Annual Meeting virtually via the Internet.

Please read the accompanying Proxy Statement, which forms a part of this Notice of Meeting, for additional information regarding the Annual Meeting, including the matters to be voted upon at the Annual Meeting and how to attend the Annual Meeting virtually.

Only record holders of the Company’s Common Stock as of the close of business on November 17, 2025 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours,

Henry M. Nahmad
Chairman of the Board

Miami, Florida

November 20, 2025

IMPORTANT: EVEN IF YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, YOU ARE ENCOURAGED TO VOTE YOUR SHARES IN ADVANCE BY INTERNET OR TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD OR, IF YOUR SHARES ARE HELD IN “STREET NAME,” YOUR VOTING INSTRUCTION FORM. THIS WAY, YOUR SHARES WILL BE VOTED AS YOU DIRECT EVEN IF YOU DO NOT OR CANNOT ATTEND AND VOTE YOUR SHARES ELECTRONICALLY AT THE VIRTUAL ANNUAL MEETING. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES USING THE ENCLOSED ENVELOPE.

EVI Industries, Inc.

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

PROXY STATEMENT

The Board of Directors of EVI Industries, Inc. (the “Company”) is soliciting proxies to be used at the 2025 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be on December 15, 2025 commencing at 11:00 a.m., Eastern time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting. In order to provide access to the Company’s stockholders regardless of geographic location, the Annual Meeting will be held in a virtual format only, via webcast, with no physical, in-person meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to stockholders on or about November 20, 2025.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote (i) on the election of six directors to the Company’s Board of Directors, each for a term expiring at the Company’s 2026 Annual Meeting of Stockholders, as described in further detail beginning on page 11, (ii) to approve the EVI Industries, Inc. 2015 Equity Incentive Plan (the “2025 Equity Incentive Plan”), as described in further detail beginning on page 25, (iii) on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers (as hereinafter defined) (which is sometimes hereinafter referred to as the “say-on-pay proposal”), as described in further detail on page 33, and (iv) on a non-binding advisory basis, on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation (which is sometimes hereinafter referred to as the “say-on-frequency proposal”), as described in further detail on page 34.

In addition, although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, stockholders will be asked to consider and vote upon such matters.

Who is entitled to vote at the Annual Meeting?

Record holders of the Company’s Common Stock as of the close of business on November 17, 2025 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, 14,412,995 shares of the Company’s Common Stock were outstanding and, thus, will be eligible to vote at the Annual Meeting.

What are the voting rights of the holders of the Company’s Common Stock?

Holders of the Company’s Common Stock are entitled to one vote per share on each matter considered at the Annual Meeting.

How can I attend the Annual Meeting?

In order to provide access to the Company’s stockholders regardless of geographic location, the Annual Meeting will be held in a virtual format only, live via webcast. While there will not be a physical, in-person meeting for you to attend, the format of the virtual Annual Meeting has been designed in an attempt to provide stockholders the same rights and opportunities to participate in the Annual Meeting, including the right to vote and the ability to ask questions, as they would have at an in-person meeting.

You will be able to attend the Annual Meeting by accessing the webcast at meetnow.global/MSDRHXQ.

If you are a shareholder of record, your 15-digit control number is set forth on your proxy card that accompanies this Proxy Statement.

If you hold your shares in “street name” through an intermediary, such as a bank or broker, you must register in advance in order to receive your 15-digit control number and attend the virtual Annual Meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your Company holdings, including the email from your broker or an attached image of the legal proxy, along with your name and email address to Computershare by email to legalproxy@computershare.com. The subject line of your email request for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern time, on December 10, 2025. After your registration materials are received and processed, you will receive a confirmation email from Computershare of your registration, which will contain your 15-digit control number necessary to access the meeting.

The meeting will begin promptly at 11:00 a.m., Eastern time, on December 15, 2025. It is recommended that you log in at least 15 minutes before the virtual Annual Meeting begins to ensure ample time to complete the check-in procedures and test your computer system. You should carefully review the procedures needed to gain admission in advance. The meeting site will contain a troubleshooting/online assistance link which will be available to you if you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting.

How do I submit questions for the Annual Meeting?

Stockholders who attend the virtual Annual Meeting, as described above, will be able to submit questions for the Annual Meeting on the virtual meeting site. Any questions must be confined to the specific matters to be considered at the Annual Meeting or otherwise relate to the business or performance of the Company. The question and answer session will follow the formal portion of the Annual Meeting and will be subject to time constraints. Questions may be grouped by topic, and substantially similar questions may be grouped and answered once.

What constitutes a quorum?

The presence, virtually in person or by proxy, of at least a majority of the shares of the Company’s Common Stock issued and outstanding as of the close of business on the Record Date will constitute a quorum and, accordingly, will be necessary to transact business at the Annual Meeting. Abstentions and “broker non-votes,” if any, will be included in determining the presence of a quorum at the Annual Meeting. If there are not sufficient shares represented for a quorum, then the Annual Meeting may be adjourned or postponed from time to time until a quorum is established.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the stockholder of record, and your shares are held in “street name.”

How do I vote my shares?

Record stockholders. If you are a stockholder of record, you can give a proxy to be voted at the Annual Meeting by mailing the enclosed proxy card. If you return your proxy card by mail, please ensure you leave enough time for your proxy card to be mailed and received prior to the Annual Meeting. Stockholders of record may also vote by telephone or the Internet by following the instructions set forth on the enclosed proxy card. In addition, stockholders of record may attend the virtual Annual Meeting, as described above, and vote their shares electronically during the virtual Annual Meeting up until the closing of the polls. Even if you plan to attend the virtual Annual Meeting, you are encouraged to vote in advance by telephone or the Internet, or by signing, dating, and returning the enclosed proxy card, so that your vote will be counted if you later decide not to, or are otherwise unable to, attend the virtual Annual Meeting.

“Street name” holders. If you hold your shares in “street name,” you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit instructions to vote your shares. You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee. If you return your voting instruction form by mail, please ensure you leave enough time for your voting instruction form to be received by the deadline provided by your broker, bank or other nominee. If you are a “street name” holder, you may attend the virtual Annual Meeting and vote the shares beneficially held by you through your broker, bank or other nominee electronically at the virtual Annual Meeting only if you obtain a legal proxy from your broker, bank or other nominee and register to attend the virtual Annual Meeting as described above.

What are my choices when voting?

With respect to the election of directors, you may vote for all of the director nominees, or your vote may be withheld with respect to one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 11.

In addition, you may vote for or against, or abstain from voting on, each of the proposal to approve the 2025 Equity Incentive Plan and the say-on-pay proposal.

With respect to the say-on-frequency proposal, you may vote for future advisory votes on Named Executive Officer compensation to be held every year, every two years or every three years, or you may abstain from voting on the proposal.

What is the Board’s voting recommendation?

The Board of Directors recommends that you vote your shares FOR ALL of the director nominees, FOR the approval of the 2025 Equity Incentive Plan, FOR the approval of the compensation of the Company’s Named Executive Officers, and for future advisory votes on Named Executive Officer compensation to be held EVERY THREE YEARS.

What if I do not specify on my proxy card how I want my shares voted?

If you execute and mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted FOR ALL of the director nominees, FOR the approval of the 2025 Equity Incentive Plan, FOR the approval of the compensation of the Company’s Named Executive Officers, and for future advisory votes on Named Executive Officer compensation to be held EVERY THREE YEARS. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the individuals named in the enclosed proxy card (or their substitutes if they are unavailable) will vote the proxies in accordance with their judgment on those matters.

Can I change my vote?

Yes. You can change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can revoke your proxy by sending a signed written notice to the Company’s President stating that you would like to revoke your proxy. Record holders can change their vote by submitting a new valid proxy bearing a later date, transmitting new voting instructions by telephone or the Internet, or by attending and voting their shares electronically at the virtual Annual Meeting as described above. See “How do I vote my shares? – Record Stockholders.” However, attendance at the virtual Annual Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

The Company’s directors are elected by plurality vote, meaning that the six director nominees receiving the greatest number of votes for election will be elected. A properly executed proxy marked to withhold a vote with respect to the election of one or more director nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether or not a quorum exists.

The 2025 Equity Incentive Plan will be approved if it receives the affirmative vote of a majority of the shares of the Company’s Common Stock present, virtually in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions are treated as votes present and entitled to be voted at the Annual Meeting and, accordingly, will count as votes against the 2025 Equity Incentive Plan.

The compensation of the Company’s Named Executive Officers will be approved, on a non-binding advisory basis, if it receives the affirmative vote of a majority of the shares of the Company’s Common Stock present, virtually in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will count as votes against the compensation of the Company’s Named Executive Officers.

With respect to the say-on-frequency proposal, the frequency (every year, every two years, or every three years) which receives the greatest number of votes will be the frequency selected by the stockholders.

The vote on the say-on-pay proposal and the say-on frequency proposal are advisory only, and neither will be binding upon the Company or its Board of Directors or Compensation Committee.

Abstentions are treated as votes present and entitled to be voted at the Annual Meeting and, accordingly, will count as votes against the 2025 Equity Incentive Plan and the compensation of the Company’s Named Executive Officers, but will not have any impact on the say-on-frequency proposal. Provided a quorum exists, failures to vote will not have any impact any proposal.

If my shares are held in street name, will my broker, bank or other nominee vote my shares for me?

No. If you hold your shares in “street name” through a broker, bank or other nominee, whether your broker, bank or other nominee may vote your shares in its discretion depends on the proposals before the Annual Meeting. The Company’s Common Stock is listed for trading on the NYSE American. Under the rules of the NYSE American, if you do not provide your broker, bank or other nominee with voting instructions with respect to your shares, your broker, bank or other nominee will not have discretion to vote your shares for you on any of the proposals to be considered at the Annual Meeting. Accordingly, it is important that “street name” holders give voting instructions to their broker, bank or other nominee by following the voting instructions received from their broker, bank or other nominee.

What are broker non-votes?

When a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting but does not have discretion to vote on other matters at the meeting, the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on certain matters with respect to shares held for beneficial owners who did not provide voting instructions on those matters. This is generally referred to as a “broker non-vote.” Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Annual Meeting if they have not received voting instructions from their clients, there will not be “broker non-votes” on any matter presented at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any matters to be presented or acted upon at the Annual Meeting other than those described in this Proxy Statement. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Board of Directors

Pursuant to the Company’s Amended and Restated Bylaws and Delaware law, the Company’s business and affairs are managed under the direction of the Company’s Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

Controlled Company

The Company’s Common Stock is listed for trading on the NYSE American. As described in further detail under “Certain Relationships and Related Transactions – Controlled Company” below, the Company’s management, including Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, and the Company’s Board of Directors pursuant to stockholders agreements entered into in connection with business acquisitions previously effected by the Company, has the power to vote shares representing a majority of the total voting power of the Company. Accordingly, the Company is considered a “controlled company” under the rules of the NYSE American.

As a “controlled company,” the Company is exempt from certain rules and requirements of the NYSE American related to corporate governance matters, including the rules requiring that (i) the Company’s Board of Directors be comprised of at least a majority of independent directors, (ii) the compensation of the Company’s executive officers be determined, or recommended to the Board of Directors for determination, either by a compensation committee comprised of independent directors or by a majority of the independent directors, and (iii) nominations for election to the Company’s Board of Directors be either selected, or recommended for the Board of Directors’ selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors. However, the Company’s Board of Directors is, and historically has been, comprised of a majority of independent directors. In addition, the Company has a standing Compensation Committee comprised solely of independent directors which, among other things, determines the compensation of the Company’s Chief Executive Officer and determines, or recommends to the Board of Directors the determination of, the compensation of the Company’s other executive officers.

Director Independence

The Company’s Board of Directors has determined that David Blyer, Glen Kruger, Timothy P. LaMacchia and Hal M. Lucas, who together comprise a majority of the Board of Directors, are independent. For purposes of making its independence determinations, the Board of Directors used the definition of independence set forth in the rules of the NYSE American.

Meetings of the Board

The Company’s Board of Directors met six times during the fiscal year ended June 30, 2025 (“fiscal 2025”) and, in addition, took certain actions by written consent without a meeting. Each member of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served during fiscal 2025.

It is the Company’s policy that, absent extenuating circumstances, the Company’s directors attend meetings of stockholders. All six of the Company’s directors attended the Company’s 2024 Annual Meeting of Stockholders.

Committees of the Board of Directors

Audit Committee

The Company’s Board of Directors has a standing Audit Committee. The Audit Committee is comprised of Timothy P. LaMacchia, Chairman, and Glen Kruger. As permitted by the Audit Committee’s charter and by the listing standards of the NYSE American due to the Company qualifying as a “smaller reporting company” under Regulation S-K promulgated by the SEC, the Audit Committee is permitted to be comprised of just two members.

The Board has determined that each member of the Audit Committee is “financially literate” and “independent” within the meaning of rules of the NYSE American (including, with respect to their independence, the additional independence requirements applicable to audit committee members thereunder) and applicable Securities and Exchange Commission (“SEC”) rules and regulations. In addition, the Board has determined that Mr. LaMacchia qualifies as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K promulgated by the SEC. The Audit Committee held four meetings during fiscal 2025.

The Audit Committee operates under a written charter adopted by the Board. If the Audit Committee deems it to be appropriate, the Audit Committee may amend, or recommend to the full Board amendments to, the Audit Committee charter. The Audit Committee charter is posted in the “Investors – Governance – Governance Documents” section of the Company’s website at www.evi-ind.com.

Pursuant to its charter, the Audit Committee provides assistance to the Board in fulfilling the Board’s oversight responsibilities with respect to accounting, auditing, financial reporting practices and legal compliance. Under its charter, the Audit Committee reviews the financial reports and other financial information provided by the Company to the SEC, the Company’s systems of internal control over financial reporting, and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee also is responsible for the appointment and retention of, and the Audit Committee reviews and appraises the performance, qualifications and independence of, the Company’s independent registered public accounting firm, and the Audit Committee approves the fees and other compensation paid to the Company’s independent registered public accounting firm. In addition, the Board has designated the Audit Committee with the responsibility of overseeing and reporting to the Board on management’s handling of cybersecurity risks and on the adequacy and effectiveness of the Company’s cybersecurity risk management strategy. The Audit Committee is also responsible for, among other things, reviewing and, if it determines to be advisable, approving related party transactions required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. A report from the Audit Committee is included in this Proxy Statement on page 35.

Compensation Committee

The Company’s Board of Directors has a standing Compensation Committee. The Compensation Committee is comprised of Hal M. Lucas, Chairman, and David Blyer. The Company’s Board of Directors has determined that each member of the Compensation Committee is “independent,” within the meaning of the rules of the NYSE American (including the additional independence requirements applicable to compensation committee members thereunder). The Compensation Committee met twice during fiscal 2025.

The Compensation Committee operates under a written charter adopted by the Board. If the Compensation Committee deems it to be appropriate, the Compensation Committee will recommend to the full Board changes to the Compensation Committee charter. The Compensation Committee charter is posted in the “Investors – Governance – Governance Documents” section of the Company’s website at www.evi-ind.com.

Among other responsibilities set forth in its charter, the Compensation Committee determines the compensation, including base salary and incentive compensation, of the Company’s Chief Executive Officer and, with the input and assistance of the Company’s Chief Executive Officer, determines, or recommends to the full Board, the compensation, including base salary and incentive compensation, of the Company’s other executive officers. The Company’s executive compensation program is designed to align the interests of the Company’s executive officers with those of stockholders, reward performance and long-term value creation, recognize the individual performance, skills and responsibilities of each executive officer, and attract, retain, motivate and reward executive officers who have the experience and ability to conceive and successfully execute the Company’s business strategies. The Compensation Committee reviews the Company’s executive compensation practices as considered to be necessary with a goal of assuring the fairness of the Company’s executive compensation and its support of the strategic goals of the Company. The Compensation Committee also recommends to the full Board, with the input and assistance of the Company’s Chief Executive Officer, the compensation of the Company’s directors and, subject to any permitted delegation, administers the Company’s 2015 Equity Incentive Plan, as amended (the “2015 Equity Incentive Plan”), and the Company’s 2017 Employee Stock Purchase Plan. In addition, the Compensation Committee will serve as the administrative committee for the 2025 Equity Incentive Plan if it is approved at the Annual Meeting.

Pursuant to its charter, the Compensation Committee has the authority to retain consultants to assist the Compensation Committee in its evaluation of executive compensation, as well as the authority to approve any such consultant’s fees and retention terms. The Compensation Committee did not utilize the services of any executive compensation consultants for fiscal 2025. However, as described in further detail below, the Compensation Committee engaged Pearl Meyer, a third party executive compensation consulting firm, to assist the Compensation Committee with respect to its review and determination of the compensation of Henry M. Nahmad, the Company’s Chief Executive Officer, during September 2025.

No Standing Nominating Committee

As described above, as a “controlled company” under the rules of the NYSE American, nominees for director of the Company are not required to be selected or recommended to the Board by either a standing nominating committee comprised solely of independent directors or by a majority of the Company’s independent directors. The Company does not have a standing nominating committee nor are directors required to be selected or recommended by a majority of the Company’s independent directors. Instead, the full Board of Directors participates in the consideration of director nominees. The Board believes this structure to be appropriate because, as described above, the Company’s management has voting power over a majority of the Company’s outstanding Common Stock and, therefore, is in a position to control the election of the Company’s directors. The Board does not have a charter governing its nomination process.

While the Board will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders. Although the Board has not established specific minimum qualifications, or specific qualities or skills for prospective nominees, the Board, in evaluating director nominees, generally considers, among other things, a potential nominee’s financial and business experience, educational background, understanding of the Company’s business and industry, skills that would complement rather than duplicate skills of existing Board members, demonstrated ability in his or her professional field, integrity and reputation, willingness to work productively with other members of the Board and represent the interests of stockholders as a whole, and time availability to perform the duties of a director. The Board considers these factors in light of the then-current size and composition of the Board. Although the Company does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, when considering a prospective nominee, the Board will generally take into account diversity of skills, experience and other qualities of the nominee that the Board believes can contribute to the success of the Company. No weight is assigned to any of the factors described above, and the Board may change its emphasis on certain of these factors from time to time in light of the needs of the Company at the time. The Board will evaluate nominees of stockholders using the same criteria as it uses in evaluating other nominees to the Board.

See “Bylaw Advance Notice Procedures,” “Stockholder Proposals Intended for Inclusion in the Company’s Proxy Materials for its 2026 Annual Meeting of Stockholders” and “Universal Proxy Rules” under “Additional Information” below for information regarding timing and other requirements relating to stockholder proposals and director nominations.

Leadership Structure

The business of the Company is managed under the direction of the Company’s Board of Directors, which is elected by the Company’s stockholders. The fundamental responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its stockholders.

The Company’s Board of Directors does not have any formal policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, as the Board believes that it should have the flexibility to make this determination at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. The Board’s current leadership structure combines the position of Chairman and Chief Executive Officer. The Board believes that in the context of its current operating and business environment, the combined role of Chairman and Chief Executive Officer is appropriate because it results in unified leadership, accountability and continuity, promotes strategic development and execution, and facilitates communication between management and the Board. Henry M. Nahmad has held the dual position of Chairman and Chief Executive Officer since March 2015.

Risk Oversight

The Company’s Board of Directors is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. This oversight is conducted at the Board level as well as through (i) the Audit Committee, which oversees the Company’s systems of internal control over financial reporting, accounting, legal compliance and risk management, and has been designated by the Board with the responsibility of overseeing and reporting to the Board on management’s handling of cybersecurity risks and on the adequacy and effectiveness of the Company’s cybersecurity risk management strategy, and (ii) the Compensation Committee, which oversees compliance with the Company’s executive compensation plans and related laws and policies, and reviews compensation arrangements in an effort to, among other things, ensure that they do not encourage unnecessary or excessive risk taking. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. As appropriate throughout the year, senior management reports to the Board the risks that it believes may be material to the Company, including those disclosed in the Company’s Annual Reports on Form 10-K and other reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks which the Company faces are not static and that it is not possible to identify or mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks faced by the Company.

Executive Sessions of Non-Management Directors

The independent directors of the Company’s Board of Directors meet at least annually, or more often as they determine to be necessary or advisable, in executive session without the presence of non-independent directors and management.

Stockholder Communications with the Board of Directors

Stockholders may communicate directly with the Company’s Board of Directors or one or more specific directors by sending a written communication to the Board or the director(s) to whom the communication is directed, c/o the Company’s President, 4500 Biscayne Blvd., Suite 340, Miami, Florida 33137. Except for communications that are (i) advertisements or promotional communications, (ii) related solely to complaints by users of the Company’s products or services that are ordinary course of business customer service and satisfaction issues or (iii) clearly unrelated to the Company’s business, industry or management, or Board or committee matters, the Company’s President will forward the communication to the

Board or the director(s) to whom it is addressed, as the case may be, and, if the communication is not specifically addressed to any one director or group of directors, make the communication available to each member of the Board at the Board’s next regularly scheduled meeting. Each stockholder writing should include a statement indicating that he, she or it is a stockholder of the Company.

Insider Trading Policy

The Company has adopted an Insider Trading Policy governing transactions in the Company’s securities (including purchases, sales and other dispositions of the Company’s securities) by directors, officers and employees of the Company and its subsidiaries, as well as certain affiliates of such individuals, which the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to the Company. A copy of the Company’s Insider Trading Policy is filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees. The Code of Business Conduct and Ethics is supplemented by a Senior Financial Officer Code of Ethics that applies to the Company’s Chief Executive Officer and any other senior financial officers. The Code of Business Conduct and Ethics and the Senior Financial Officer Code of Ethics are posted in the “Investors – Governance – Governance Documents” section of the Company’s website at www.evi-ind.com. Any amendments to, or waivers of, the Code of Business Conduct and Ethics or Senior Financial Officer Code of Ethics (in each case, to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) will be posted on the Company’s website or made available by other appropriate means as required or permitted under applicable rules and regulations of the SEC and the NYSE American.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and 10% stockholders to file initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities, if any, with the SEC and the NYSE American. The Company’s directors, executive officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company’s directors and executive officers that no other reports were required, the Company believes that its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them for fiscal 2025.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the Board of Directors shall consist of no less than three or more than nine directors, and for each director to serve for a term expiring at the Company’s next annual meeting of stockholders. The specific number of directors is set from time to time by resolution of the Board. The Board of Directors currently consists of six directors.

The Board has nominated all six of its incumbent directors, Henry M. Nahmad, Dennis Mack, David Blyer, Glen Kruger, Timothy P. LaMacchia and Hal M. Lucas, for re-election at the Annual Meeting. Each of the director nominees is nominated to serve for a term expiring at the Company’s 2026 Annual Meeting of Stockholders and has consented to serve for his term. If any director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Nominees for Election as Directors

for Terms Expiring at the Company’s 2026 Annual Meeting of Stockholders

HENRY M. NAHMAD

Henry Nahmad, age 46, has served as a director of the Company and as Chairman, Chief Executive Officer and President of the Company since March 2015. Prior to joining the Company, Mr. Nahmad served as Chief Executive Officer of Chemstar Corp., a provider of food safety and sanitation solutions, from July 2009 to March 2014. From 2001 to 2004 and from 2007 to 2009, Mr. Nahmad worked in various capacities at Watsco, Inc., the largest distributor of HVAC/R products. The Board believes that Mr. Nahmad’s knowledge, leadership skills, business relationships, and experience, including with respect to growth from acquisitions and other strategic transactions, make Mr. Nahmad a valuable member of the Board and benefit the Company, including with respect to its business, operations and growth strategy.

DENNIS MACK

Dennis Mack, age 81, has served as a director of the Company since 2016. Mr. Mack served as Executive Vice President of the Company from October 2016, when he was appointed to such position in connection with the Company’s acquisition of Western State Design at that time, until December 2023. He continues to serve the Company in a non-executive position as strategic advisor to the Company’s Chief Executive Officer. Mr. Mack founded Western State Design in 1974 and served as its President from its inception through 2020. The Board believes that it benefits from Mr. Mack’s knowledge of the commercial laundry industry as well as his understanding of the Company’s operations, prospects, products, customers, suppliers and employees.

DAVID BLYER

David Blyer, age 65, has served as a director of the Company since 1998. Since April 2017, Mr. Blyer has served as President and Chief Executive Officer of Arreva LLC, which provides software to serve the fundraising and donor relationship management needs of nonprofit organizations. Arreva is the successor by merger to DonorCommunity Inc., a company founded by Mr. Blyer which provided a software platform to non-profit organizations to assist in their operational and fundraising activities. Mr. Blyer served as President and Chief Executive Officer of DonorCommunity from August 2010 until the time of its merger with Telosa Software to form Arreva. Mr. Blyer was Co-Chairman of Stone Profiles LLC (formerly Profiles in Concrete, Inc.), a manufacturer and installer of architectural cast stone for the residential and commercial construction markets, from January 2005 until March 2010. From July 2002 until January 2005, Mr. Blyer was an independent consultant. Mr. Blyer was Chief Executive Officer and President of Vento Software, Inc., a developer of software for specialized business applications, from 1994, when he co-founded Vento, until November 1999, when Vento was acquired by SPSS Inc., a computer software company that developed and distributed technology for the analysis of data in decision-making and which merged with a subsidiary of IBM in 2010. From November 1999 until December 2000, Mr. Blyer served as Vice President of Vento and, from January 2001 until July 2002, he served as President of the Enabling Technology Division of SPSS. The Board believes that Mr. Blyer brings to the Board broad experience in developing sales and marketing strategies, in addition to business operations skills gained through his founding and running of a number of diverse companies as well as his leading of a division of SPSS, which at the time was a publicly-held company. Mr. Blyer has an MBA in finance.

Glen Kruger

Glen Kruger, age 50, has served as a director of the Company since December 2019. Since October 2023, Mr. Kruger has served as Managing Director, Technology & Services Investment Banking at Raymond James & Associates, a leading global investment bank with expertise in mergers and acquisitions, and capital markets. Mr. Kruger previously served as a Managing Director, Technology Investment Banking at Houlihan Lokey from November 2021, when Houlihan acquired his predecessor firm GCA Global, which he joined in 2017. He received a BSc in Mechanical Engineering from the University of Natal (South Africa) and an MBA from Babson College. The Board believes that Mr. Kruger is a valuable contributor to the Board based on, among other things, his experience and expertise with respect to the capital markets and merger and acquisition transactions.

TIMOTHY P. LaMACCHIA

Timothy P. LaMacchia, age 63, has served as a director of the Company since December 2017. Mr. LaMacchia is a private investor. He was a Partner at Ernst & Young LLP from 2002 until his retirement in June 2017. Prior to joining Ernst & Young LLP, Mr. LaMacchia was a Partner at Arthur Andersen LLP, where he was employed since 1986. The Board believes that Mr. LaMacchia provides meaningful insight to the Board and makes important contributions to the Audit Committee, including as a result of his finance and accounting background.

HAL M. LUCAS

Hal M. Lucas, age 46, has served as a director of the Company since 2015. Mr. Lucas is an attorney in private practice. He is a founding partner of the law firm of Lucas Savitz P.L. (and its predecessor), where Mr. Lucas has practiced since 2011. Prior to that time, Mr. Lucas was an attorney at the law firm of Astigarraga Davis Mullins & Grossman, P.A. from 2008 to 2011 and at the law firm of Bilzin Sumberg Baena Price & Axelrod LLP from 2004 to 2008. Mr. Lucas also served as Of Counsel to Astigarraga Davis Mullins & Grossman, P.A. from 2011 to 2013. Since 2019, Mr. Lucas has also served as a director and President of South Tip Holdings, LLC, a Miami, Florida-based hemp and CBD producer. Mr. Lucas obtained his Juris Doctor degree from The University of Texas School of Law and a Bachelor’s degree in economics and international relations from The Johns Hopkins University. The Board believes that Mr. Lucas’ experience in legal and business matters gained from his career as a practicing attorney and his service as President and a director of South Tip Holdings benefits the Company and makes him a valuable asset to the Board.

The Board of Directors Recommends that Stockholders

Vote “For” the Election of All Six Director Nominees.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following individuals are executive officers of the Company as of the date of this Proxy Statement:

Name	Position
Henry M. Nahmad	Chairman, Chief Executive Officer and President
Tom Marks	Executive Vice President, Business Development and President of West Region
Robert H. Lazar	Chief Financial Officer and Chief Accounting Officer

All executive officers serve until they resign or are replaced or removed by the Board of Directors. Set forth below is certain biographical information for Messrs. Marks and Lazar. Biographical information for Mr. Nahmad is set forth in “Proposal No. 1 – Election of Directors” above.

Tom Marks, age 66, has served as Executive Vice President of the Company since October 2016 when he was appointed to such position in connection with the Company’s acquisition of Western State Design at that time. In December 2018, his corporate title was changed to Executive Vice President, Business Development and he was named President of the Company’s West Region in January 2021. Mr. Marks has also been employed by Western State Design since 1987, including as Executive Vice President since 2007.

Robert H. Lazar, age 61, was appointed to serve as the Company’s Chief Financial Officer in May 2017 after joining the Company as its Chief Accounting Officer and Vice President of Finance in January 2017. Mr. Lazar previously served as Chief Accounting Officer and Vice President of Finance for Steiner Leisure Limited, a provider of spa services and manufacturer and distributor of cosmetics, where he was employed since 2000. Prior to joining Steiner Leisure Limited, Mr. Lazar worked in various capacities at Arthur Andersen LLP, including as Senior Manager from 1995 to 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Controlled Company

The Company’s executive officers and directors, including the Company’s Board of Directors pursuant to stockholders agreements entered into in connection with business acquisitions previously effected by the Company, may be deemed beneficially own and have the power to vote a total of 8,094,873 shares of the Company’s Common Stock, which represents approximately 56.2% of the total voting power of the Company. Included in these shares are a total of 5,481,114 shares which Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, beneficially owns and has the power to vote. Accordingly, the Company’s management, including Mr. Nahmad and the Company’s Board of Directors, collectively have the voting power to control the election of the Company’s directors and any other matter requiring the affirmative vote or consent of a majority of the outstanding shares of the Company’s Common Stock.

Related Person Transactions

Certain of the Company’s subsidiaries lease warehouse and office space from one or more of the principals (or former principals) of the Company or its subsidiaries. These leases include the following:

On October 10, 2016, the Company’s wholly-owned subsidiary, Western State Design, entered into a lease agreement pursuant to which it leases 17,600 square feet of warehouse and office space from an affiliate of Dennis Mack and Tom Marks. The lease had an initial term of five years and provides for two successive three-year renewal terms at the option of the Company. The Company exercised its option to renew the lease for the first three-year renewal term, which commenced in October 2021, and the second three-year renewal term, which commenced in October 2024. Base rent for the first renewal term was $19,000 per month. Base rent for the second renewal term is $21,000 per month. In addition to base rent, Western State Design is responsible under the lease for costs related to real estate taxes, utilities, maintenance, repairs and insurance. Payments under this lease totaled approximately $244,000 and $252,000 during fiscal 2025 and the fiscal year ended June 30, 2024 (“fiscal 2024”), respectively.

On November 1, 2018, the Company’s wholly-owned subsidiary, AAdvantage Laundry Systems, entered into a lease agreement pursuant to which it leases warehouse and office space from an affiliate of Mike Zuffinetti, former Chief Executive Officer of AAdvantage. Pursuant to the lease agreement, on January 1, 2019, the lease expanded to cover additional warehouse space. The lease had an initial term of five years and provides for two successive three-year renewal terms at the option of the Company. The Company exercised its option to renew the lease for the first three-year renewal term, which commenced in November 2023. Base rent for the initial term was $36,000 per month. Base rent for the first renewal term is $40,000 per month. In addition to base rent, AAdvantage is responsible under the lease for costs related to real estate taxes, utilities, maintenance, repairs and insurance. Payments under this lease totaled approximately $480,000 and $464,000 during fiscal 2025 and fiscal 2024, respectively.

On November 3, 2020, the Company’s wholly-owned subsidiary, Yankee Equipment Systems, entered into a lease agreement pursuant to which it leases a total of 12,500 square feet of warehouse and office space from an affiliate of Peter Limoncelli, President of Yankee Equipment Systems. The lease had an initial term of three years and provides for three successive three-year renewal terms at the option of the Company. The Company exercised its option to renew this lease for the first three-year renewal term, which commenced in November 2023. Base rent for the initial term was $11,000 per month. Base rent for the first year of the renewal term was $12,500 per month. Base rent for the second year of the renewal term is $12,750 per month. In addition to base rent, Yankee Equipment Systems is responsible under the lease for costs related to real estate taxes, utilities, maintenance, repairs and insurance. Payments under this lease totaled approximately $152,000 and $150,000 during fiscal 2025 and fiscal 2024, respectively.

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information concerning compensation which, for the fiscal years ended June 30, 2025 and 2024, the Company paid to, or accrued on behalf of, Henry M. Nahmad, the Company’s Chairman, Chief Executive Officer and President, and Tom Marks and Robert H. Lazar, the Company’s next two highest paid executive officers during the fiscal year ended June 30, 2025. Messrs. Nahmad, Marks and Lazar are sometimes hereinafter referred to individually as a “Named Executive Officer” and collectively as the “Named Executive Officers.”

Name and Principal Positions(1)	Fiscal Year	Salary (2)	Bonus (3)	Stock Awards(4)	Option Awards	Non- Equity Incentive Plan Compen- sation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation		Total
Henry M. Nahmad	2025	$650,000	$650,000	$3,999,997	-	-	-	$50,838	(5)	$5,350,835
Chairman, Chief Executive Officer and President	2024	$650,000	$750,000	$4,500,009	-	-	-	$14,501		$5,914,510
Tom Marks	2025	$400,000	$300,000	$399,988	-	-	-	$10,350		$1,110,338
Executive Vice President, Business Development and President of West Region	2024	$400,000	$300,000	$500,013	-	-	-	$9,900		$1,209,913
Robert H. Lazar	2025	$300,000	$60,000	$249,985	-	-	-	$6,500		$616,485
Chief Financial Officer and Chief Accounting Officer	2024	$283,846	$60,000	$250,017	-	-	-	$6,500		$600,363

(1)	The Company does not have an employment agreement with any of the Named Executive Officers. The compensation of the Named Executive Officers is determined by the Compensation Committee of the Board of Directors. Each Named Executive Officer receives an annual base salary and may receive bonuses, in cash and/or equity awards, pursuant to bonus plans which may be established from time to time by the Compensation Committee or otherwise at the discretion of the Compensation Committee. Any previously-granted equity awards were granted under the Company’s 2015 Equity Incentive Plan. The Named Executive Officers are also provided certain benefits, including health and welfare benefits and the right to participate in the Company’s participatory Section 401(k) Profit Sharing Plan described below on the same basis as the Company’s other employees.

(2)	Represents the annual base salary paid to the Named Executive Officer during the applicable fiscal year. Each Named Executive Officer's annual base salary is subject to adjustment from time to time at the discretion of the Compensation Committee. During October 2023, Mr. Lazar’s annual base salary was increased from $240,000 to $300,000. As described below, Mr. Nahmad’s annual base salary was increased from $650,000 to $700,000, effective September 29, 2025.

(3)	Represents discretionary bonuses paid upon the approval of the Compensation Committee, in each cash, based upon a subjective evaluation of the performance of the Company and the applicable Named Executive Officer. See “Chief Executive Officer Compensation” below for information with respect to the bonuses paid to Mr. Nahmad, including the factors considered by the Compensation Committee in approving such bonuses and the restricted stock awards granted to Mr. Nahmad (as described in footnote 4 below). With respect to the bonuses paid to Mr. Marks and Mr. Lazar and the restricted stock units and awards granted to Mr. Marks and Mr. Lazar, respectively (as described in footnote 4 below), the Compensation Committee considered, among other things, the recommendations of Mr. Nahmad and the performance, financial condition and achievements of the Company. The bonus amount for Mr. Marks for each of fiscal 2025 and 2024 is comprised of a $150,000 discretionary cash bonus and a quarterly cash bonus of $37,500 (or a total of $150,000 of quarterly cash bonuses during each such fiscal year). The payment of the quarterly cash bonus to Mr. Marks is at the discretion of the Compensation Committee and may be modified or terminated at any time by the Compensation Committee.

(4)	Represents the aggregate grant date fair value of (i) in the case of Mr. Nahmad, a restricted stock award of 248,447 shares of the Company’s Common Stock granted to Mr. Nahmad during September 2024 (which is included in Mr. Nahmad’s compensation for fiscal 2025) and a restricted stock award of 166,667 shares of the Company’s Common Stock granted to Mr. Nahmad during October 2023 (which is included in Mr. Nahmad’s compensation for fiscal 2024), (ii) in the case of Mr. Marks, 24,844 restricted stock units granted to Mr. Marks during September 2024, each of which represents a contingent right to receive one share of the Company’s Common Stock upon vesting (which is included in Mr. Marks’ compensation for fiscal 2025), and 18,519 restricted stock units granted to Mr. Marks during October 2023, each of which represents a contingent right to receive one share of the Company’s Common Stock upon vesting (which is included in Mr. Marks’ compensation for fiscal 2024), and (iii) in the case of Mr. Lazar, a restricted stock award of 15,527 shares of the Company’s Common Stock granted to Mr. Lazar during September 2024 (which is included in Mr. Lazar’s compensation for fiscal 2025) and a restricted stock award of 9,134 shares of the Company’ Common Stock granted to Mr. Lazar during October 2023 (which is included in Mr. Lazar’s compensation for fiscal 2024). Each such grant was made under the Company’s 2015 Equity Incentive Plan upon the approval of the Compensation Committee. Additional information regarding these grants, including the vesting schedules, is set forth below under “Outstanding Equity Awards at June 30, 2025” and, in the case of the grant to Mr. Nahmad, “Chief Executive Officer Compensation.” Assumptions used in the calculation of the grant date fair value of the restricted stock awards and units are included in Note 17 to the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025. Due to the long-term vesting of a majority of these restricted stock awards and units (subject to potential vesting acceleration under certain circumstances) and the risk of forfeiture until vesting, the present value of the restricted stock awards and units is significantly less than the grant date fair value presented in the table.

(5)	Includes $34,386 of payments for a vehicle lease.

During September 2025, the Company, upon the approval of the Compensation Committee, (i) paid discretionary cash bonuses of $850,000 to Mr. Nahmad, $150,000 to Mr. Marks and $90,000 to Mr. Lazar, and (ii) granted (a) a restricted stock award of 173,635 shares of the Company's Common Stock to Mr. Nahmad, (b) 14,174 restricted stock units to Mr. Marks, and (c) a restricted stock award of 8,858 shares of the Company's Common Stock to Mr. Lazar. The shares of restricted stock granted to Mr. Nahmad and restricted stock units granted to Mr. Marks are scheduled to vest 50% on the ten-year anniversary of the grant date and 50% in four equal annual installments commencing in September 2026, subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and the related restricted stock award or unit agreement, respectively. Each restricted stock unit represents a contingent right to receive one share of the Company’s Common Stock upon vesting. The shares of restricted stock granted to Mr. Lazar are scheduled to vest 100% on the ten-year anniversary of the grant date, subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and the related restricted stock award agreement. These cash bonuses and restricted stock awards and units are not reflected in the Summary Compensation Table above but will be included in the applicable Named Executive Officer's compensation for the fiscal year ending June 30, 2026. In making the compensation decisions with respect to Mr. Marks and Mr. Lazar, the Compensation Committee considered, among other things, the recommendations of Mr. Nahmad, the current and past compensation of Mr. Marks and Mr. Lazar, and their respective performance and the performance of the Company during the fiscal 2025. In addition to approving the discretionary cash bonus and restricted stock award granted to Mr. Nahmad, the Compensation Committee also approved an increase in Mr. Nahmad’s annual base salary from $650,000 to $700,000, effective September 29, 2025. See “Chief Executive Officer Compensation” below for additional information with respect to the compensation of Mr. Nahmad.

Chief Executive Officer Compensation

The compensation of Henry M. Nahmad, the Company’s Chief Executive Officer, is determined by the Compensation Committee. Mr. Nahmad receives an annual base salary and may receive bonuses, in cash and/or equity awards, pursuant to bonus plans which may be established from time to time by the Compensation Committee or otherwise at the discretion of the Compensation Committee. He is also provided certain benefits, including health and welfare benefits and the right to participate in the Company’s participatory Section 401(k) Profit Sharing Plan described below, on the same basis as the Company’s other employees.

Mr. Nahmad’s annual base salary during fiscal 2025 and fiscal 2024 was $650,000. As described above, during September 2025, the Compensation Committee approved an increase in Mr. Nahmad’s annual base salary to $700,000, effective September 29, 2025.

During October 2023, the Company paid to Mr. Nahmad a discretionary cash bonus of $750,000 and granted to Mr. Nahmad a restricted stock award of 166,667 shares of the Company's Common Stock. Subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and the related restricted stock award agreement, 50% of the restricted shares will cliff vest on the tenth anniversary of the grant date and 50% of the restricted shares are scheduled to vest in four equal annual installments, with the first two installments vesting in October 2024 and October 2025, respectively. In approving the bonus and restricted stock award grant, the Compensation Committee considered, among other things, the success and performance, including continued growth, of the Company, the continued implementation of the Company’s optimization and modernization initiatives, the continued success of the Company’s growth strategy, both through organic growth initiatives and the Company’s buy-and-build growth strategy, the execution of long-term distribution agreements with certain of the Company’s key suppliers and, in each case, Mr. Nahmad’s role and contributions with respect thereto.

During September 2024, the Company paid to Mr. Nahmad a discretionary cash bonus of $650,000 and granted to Mr. Nahmad a restricted stock award of 248,447 shares of the Company's Common Stock. Subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and the related restricted stock award agreement, 50% of the restricted shares will cliff vest on the tenth anniversary of the grant date and 50% of the restricted shares are scheduled to vest in four equal annual installments, with the first installment vesting in September 2025. In approving the bonus and restricted stock award grant, the Compensation Committee considered, among other things, the current and past compensation of Mr. Nahmad and the achievements of the Company under the leadership and direction of Mr. Nahmad, including with respect to its financial performance, business acquisitions, technology and modernization investments and initiatives, supplier relationships and investor relations.

In addition, as previously described, during September 2025, the Company paid to Mr. Nahmad a discretionary cash bonus of $850,000 and granted to Mr. Nahmad a restricted stock award of 173,635 shares of the Company's Common Stock. Subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and the related restricted stock award agreement, 50% of the restricted shares will cliff vest on the tenth anniversary of the grant date and 50% of the restricted shares are scheduled to vest in four equal annual installments beginning in September 2026. In approving the bonus and restricted stock award grant, the Compensation Committee considered, among other things, the report of Pearl Meyer, a third party executive compensation consulting firm engaged by the Compensation Committee to assist it with respect to its review and determination of the compensation of Mr. Nahmad, as the Company’s Chief Executive Officer, as well as the current and past compensation of Mr. Nahmad and his and the Company’s performance and achievements during fiscal 2025.

See “Compensation Plans and Arrangements” below for information regarding the accelerated vesting of restricted stock awards in the event of Mr. Nahmad’s death or Disability (as defined in his restricted stock award agreements) and the potential accelerated vesting in connection with any Change in Control of the Company.

Outstanding Equity Awards at June 30, 2025

The following table sets forth certain information regarding restricted stock awards (or, in the case of Tom Marks only, restricted stock units) of the Company’s Common Stock held by the Named Executive Officers as of June 30, 2025. Other than as set forth below, none of the Named Executive Officers held any restricted stock awards, restricted stock units or other equity-based awards, including stock options, of the Company at June 30, 2025.

	Stock Awards(1)
Name	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Henry M. Nahmad	311,071	(2)	$6,790,680	-	-
	311,071	(2)	$6,790,680	-	-
	93,157	(3)	$2,033,617	-	-
	71,866	(4)	$1,568,835	-	-
	151,822	(5)	$3,314,274	-	-
	145,833	(6)	$3,183,534	-	-
	248,447	(7)	$5,423,598
Tom Marks	41,250	(8)	$900,488	-	-
	30,364	(9)	$662,846	-	-
	16,204	(10)	$353,733	-	-
	24,844	(11)	$542,345
Robert H. Lazar	18,088	(12)	$394,861	-	-
	4,468	(13)	$97,536	-	-
	4,446	(14)	$97,056	-	-
	10,303	(15)	$224,914	-	-
	15,182	(16)	$331,423	-	-
	4,861	(17)	$106,116	-	-
	3,130	(18)	$68,328	-	-
	15,527	(19)	$338,954	-	-

(1)	The stock awards for each of Mr. Nahmad and Mr. Lazar represent restricted shares of the Company’s Common Stock. The stock awards for Mr. Marks represent restricted stock units, each of which represents a contingent right to receive one share of the Company’s Common Stock upon vesting. The vesting schedules set forth in the following footnotes are as of June 30, 2025 and, in each case, are subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and the related restricted stock award agreement or restricted stock unit agreement, as the case may be, including as described under “Compensation Plans and Arrangements” below.

(2)	These restricted shares are scheduled to vest on November 5, 2040, the date on which Mr. Nahmad will reach the age of 62.

(3)	67,751 of these restricted shares are scheduled to vest on November 5, 2040. As of June 30, 2025, the balance of these restricted shares was scheduled to vest in three remaining equal installments during October 2025 (which installment has since vested), October 2026 and October 2027.

(4)	46,616 of these restricted shares are scheduled to vest on November 5, 2040. As of June 30, 2025, 17,481 of these restricted shares were scheduled to vest in three remaining equal installments during October 2025 (which installment has since vested), October 2026 and October 2027. The other 7,769 of these restricted shares is scheduled to vest during November 2025.

(5)	101,215 of these restricted shares are scheduled to vest on September 27, 2032. As of June 30, 2025, the balance of these restricted shares was scheduled to vest in two remaining equal installments during September 2025 (which installment has since vested) and September 2026.

(6)	83,333 of these restricted shares are scheduled to vest on October 9, 2033. As of June 30, 2025, the balance of these restricted shares was scheduled to vest in three remaining equal installments during October 2025 (which installment has since vested), October 2026 and October 2027.

(7)	124,223 of these restricted shares are scheduled to vest on September 11, 2034. As of June 30, 2025, the balance of these restricted shares was scheduled to vest in four equal installments during September 2025 (which installment has since vested), September 2026, September 2027 and September 2028.

(8)	30,000 of these restricted stock units are scheduled to vest on November 3, 2030. As of June 30, 2025, the balance of these restricted stock units was scheduled to vest in three remaining equal installments during October 2025 (which installment has since vested), October 2026 and October 2027.

(9)	20,243 of these restricted stock units are scheduled to vest on September 27, 2032. As of June 30, 2025, the balance of these restricted stock units was scheduled to vest in two remaining equal installments during September 2025 (which installment has since vested) and September 2026.

(10)	9,259 of these restricted stock units are scheduled to vest on October 9, 2033. As of June 30, 2025, the balance of these restricted stock units was scheduled to vest in three remaining equal installments during October 2025 (which installment has since vested), October 2026 and October 2027.

(11)	12,422 of these restricted stock units are scheduled to vest on September 11, 2034. As of June 30, 2025, the balance of these restricted stock units was scheduled to vest in four equal installments during September 2025 (which installment has since vested), September 2026, September 2027 and September 2028.

(12)	These restricted shares are scheduled to vest on June 2, 2027.

(13)	3,250 of these restricted shares are scheduled to vest on October 28, 2029. As of June 30, 2025, the balance of these restricted shares was scheduled to vest in three remaining equal installments during October 2025 (which installment has since vested), October 2026 and October 2027.

(14)	3,234 of these restricted shares are scheduled to vest on February 12, 2026. As of June 30, 2025, the balance of these restricted shares was scheduled to vest in three remaining equal installments during October 2025 (which installment has since vested), October 2026 and October 2027.

(15)	7,727 of these restricted shares are scheduled to vest on September 10, 2031. As of June 30, 2025, the balance of these restricted shares was scheduled to vest, and they did vest, during September 2025.

(16)	10,121 of these restricted shares are scheduled to vest on September 27, 2032. As of June 30, 2025, the balance of these restricted shares was scheduled to vest in two remaining equal installments during September 2025 (which installment has since vested) and September 2026.

(17)	2,778 of these restricted shares are scheduled to vest on October 9, 2033. As of June 30, 2025, the balance of these restricted shares was scheduled to vest in three remaining equal installments during October 2025 (which installment has since vested), October 2026 and October 2027.

(18)	1,789 of these restricted shares are scheduled to vest on October 10, 2033. As of June 30, 2025, the balance of these restricted shares was scheduled to vest in three remaining equal installments during October 2025 (which installment has since vested), October 2026 and October 2027.

(19)	7,763 of these restricted shares are scheduled to vest on September 11, 2034. As of June 30, 2025, the balance of these restricted shares was scheduled to vest in four equal installments during September 2025 (which installment has since vested), September 2026, September 2027 and September 2028.

As previously described, in addition to the restricted stock awards and units set forth in the table above, during September 2025, the Company, upon the approval of the Compensation Committee, granted (a) a restricted stock award of 173,635 shares of the Company's Common Stock to Mr. Nahmad, (b) 14,174 restricted stock units to Mr. Marks, and (c) a restricted stock award of 8,858 shares of the Company's Common Stock to Mr. Lazar. The shares of restricted stock granted to Mr. Nahmad and restricted stock units granted to Mr. Marks are scheduled to vest 50% on the ten-year anniversary of the grant date and 50% in four equal annual installments commencing in September 2026, subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and the related restricted stock award or unit agreement, respectively. Each restricted stock unit represents a contingent right to receive one share of the Company’s Common Stock upon vesting. The shares of restricted stock granted to Mr. Lazar are scheduled to vest 100% on the ten-year anniversary of the grant date, subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and the related restricted stock award agreement.

Compensation Plans and Arrangements

As described above, no Named Executive Officer is a party to an employment agreement with the Company. In addition, the Company has no plans or arrangements with any Named Executive Officer which provide for the payment of retirement benefits, or benefits that would be paid primarily following retirement, other than the Company’s participatory Section 401(k) Profit Sharing Plan, a deferred compensation plan under which the Company currently matches 50% of employee contributions up to 6% of an eligible employee’s yearly compensation on a discretionary basis. Such compensation is tax deferred under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Further, the Company has no contracts, agreements, plans or arrangements that provide for the payment in the future to any Named Executive Officer following or in connection with his resignation, termination of employment, or a change in control of the Company. However, restricted stock awards and units of the Company’s Common Stock granted under the Company’s 2015 Equity Incentive Plan, including those granted to the Named Executive Officers, will accelerate and immediately vest, to the extent not previously vested or forfeited, in the event of the award holder’s death or Disability (as defined in the applicable restricted stock award or unit agreement). In addition, all outstanding awards granted under the Company’s 2015 Equity Incentive Plan will immediately vest or become exercisable upon a Change in Control (as defined in the Company’s 2015 Equity Incentive Plan), subject to an exception with respect to awards held by Mr. Nahmad under certain circumstances (in which case the Compensation Committee would continue to have the discretion to cause the awards held by Mr. Nahmad to immediately vest or become exercisable, as the case may be, upon the occurrence of such Change in Control). In the event that vesting is accelerated, any unrecognized stock-based compensation expense would be immediately recognized. Had the restricted stock awards and units held by the Named Executive Officers as of June 30, 2025 vested upon their death or Disability or upon a Change in Control of the Company, in each case, occurring on June 30, 2025, the value of the accelerated vesting would have been approximately $33.2 million (based on the closing price of the Company’s Common Stock on the NYSE American on June 30, 2025) and the Company would have recognized approximately $23.5 million of stock-based compensation. The Company’s 2025 Equity Incentive Plan, which is being proposed for approval of the Company’s stockholders at the Annual Meeting, contains terms related to the acceleration of vesting of awards, including upon a Change in Control of the Company, which are the same as those contained in the Company’s 2015 Equity Incentive Plan (as described above).

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, the Company is providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For the most recently completed fiscal year, the Company did not use any “financial performance measures” as defined in Item 402(v) of Regulation S-K to link compensation paid to the Named Executive Officers to the Company’s performance.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of the Named Executive Officers for each of the fiscal years ended June 30, 2025, 2024 and 2023, and the financial performance of the Company for each such fiscal year.

Pay Versus Performance
Year (a)	Summary Compensation Table Total for CEO (b)(1)	Compensation Actually Paid to CEO (c)(2)	Average Summary Compensation Table Total for Non-CEO NEOs (d)(1)	Average Compensation Actually Paid to Non-CEO NEOs (e)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”) (f)(3)	Net Income (g)
2025	$5,350,835	$6,394,892	$863,412	$906,361	$222	$7,498,000
2024	$5,914,510	$(2,395,366)	$905,138	$258,079	$192	$5,646,000
2023	$4,499,609	$13,177,071	$1,002,759	$1,298,489	$220	$9,719,000

(1)	The Company’s CEO for the fiscal years ended June 30, 2025, 2024 and 2023 is Henry M. Nahmad, and its Non-CEO NEOs for whom the average compensation is presented in this table for such fiscal years are Tom Marks and Robert H.Lazar.

(2)	Compensation actually paid to the Company’s NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2025		2024		2023
Adjustments	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table for applicable fiscal year	$(3,999,997)	$(324,987)	$(4,500,009)	$(375,015)	$(3,299,609)	$(494,934)
Increase (deduction) in fair value of awards granted during applicable fiscal year that remained unvested as of applicable fiscal year end, determined as of applicable fiscal year end	$1,423,601	$115,663	$(1,346,669)	$(113,418)	$1,153,851	$173,075
Increase (deduction) for awards granted during prior fiscal year that were outstanding and unvested as of applicable fiscal year end, determined based on change in fair value from prior fiscal year end to applicable fiscal year end	$3,156,826	$215,771	$(3,037,976)	$(210,661)	$10,634,543	$615,134
Increase (deduction) for awards granted during prior fiscal year that vested during applicable fiscal year, determined based on change in fair value from prior fiscal year end to vesting date	$29,171	$4,756	$246,595	$38,937	$188,677	$2,455
Dollar value of any dividends (or dividend equivalents) or other earnings paid on unvested awards during the fiscal year that are not otherwise reflected in the fair value of the award or in any other component of total compensation	$434,456	$31,747	$328,183	$23,098	-	-
Total Adjustments	$1,044,057	$42,950	$(8,309,876)	$(637,059)	$8,677,462	$295,730

(3)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The Company did not pay any dividends during the fiscal year ended June 30, 2023. During October 2023, the Company paid a special cash dividend on its common stock of $0.28 per share. During October 2024, the Company paid a special cash dividend on its common stock of $0.31 per share.

Relationship Between Financial Performance Measures

While the Company utilizes several performance measures in order to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table above. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation actually paid (which, for all purposes hereof, shall be as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Cumulative Total Shareholder Return

The following chart sets forth the relationship between the compensation actually paid to the Company’s Chief Executive Officer, the average of the compensation actually paid to the other Named Executive Officers, and the Company’s cumulative total shareholder return over the three most recently completed fiscal years.

Compensation Actually Paid and Net Income

The following chart sets forth the relationship between the compensation actually paid to the Company’s Chief Executive Officer, the average of the compensation actually paid to the other Named Executive Officers, and the Company’s net income for the three most recently completed fiscal years.

DIRECTOR COMPENSATION

The Compensation Committee, with the input and assistance from the Company’s Chief Executive Officer, recommends director compensation to the full Board of Directors. The Board of Directors approves director compensation based on factors it considers to be appropriate, market conditions and trends, and the recommendation of the Compensation Committee.

The compensation program for the Company’s non-employee directors is intended to assist the Company in attracting and retaining qualified directors, reward non-employee directors for their service on the Board and its committees through both equity awards and cash fees, and align the interests of the non-employee directors with those of stockholders. Pursuant to the program, each non-employee director currently receives an annual grant of $50,000 of restricted stock units (based on the closing price of the Company’s Common Stock on the date of grant), which generally vest in four equal annual installments beginning on the first anniversary of the grant date. The restricted stock units have been granted under, and subject to, the Company’s 2015 Equity Incentive Plan and related restricted stock unit agreements. Each restricted stock unit represents a contingent right to receive one share of the Company’s Common Stock upon vesting. In addition, the Company’s compensation program for its non-employee directors also includes a cash component, pursuant to which (i) each non-employee director currently receives an annual cash fee of $5,000, (ii) the Chairman of the Audit Committee currently receives an additional annual cash fee of $20,000, (iii) each other member of the Audit Committee currently receives an additional annual cash fee of $5,000, (iv) the Chairman of the Compensation Committee currently receives an additional annual cash fee of $10,000, and (v) each other member of the Compensation Committee currently receives an additional annual cash fee of $7,000.

The Company does not provide any tax gross-ups to its non-employee directors, all of whom are responsible for their respective tax obligations relating to their compensation for Board and committee service. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with performing their duties. Directors of the Company who are also employees of the Company do not receive compensation for their service as directors, but are reimbursed for their reasonable out-of-pocket expenses incurred in connection with performing their duties as directors.

Director Compensation Table – Fiscal 2025

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors during fiscal 2025 in consideration for his service on the Board and its committees during the year.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
David Blyer	$12,000	$50,000	—	—	—	—	$62,000
Glen Kruger	$10,000	$50,000	—	—	—	—	$60,000
Timothy P. LaMacchia	$25,000	$50,000	—	—	—	—	$75,000
Hal M. Lucas	$15,000	$50,000	—	—	—	—	$65,000

(1)	Represents the grant date fair value of 2,702 restricted stock units granted to each of directors Blyer, Kruger, LaMacchia and Lucas during December 2024. The restricted stock units are scheduled to vest in equal annual installments on the first, second, third and fourth anniversary of the grant date. Assumptions used in the calculation of the grant date fair value of these restricted stock units are included in in Note 17 to the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

PROPOSAL NO. 2 — APPROVAL OF THE
COMPANY’S 2025 EQUITY INCENTIVE PLAN

General Information

Equity-based incentive compensation is an important component of the Company’s compensation program. The Company’s Board of Directors believes that equity-based incentive compensation enhances the relationship between director, officer and employee performance and the creation of shareholder value. The Board also believes that it assists the Company in attracting, retaining and motivating directors, officers and employees, compensates them for their contributions to the growth and profits of the Company, encourages ownership by them of stock of the Company, and aligns their interests with those of other stockholders in the creation of long- term value.

The Company’s 2015 Equity Incentive Plan (which is sometimes hereinafter referred to as the “2015 Plan”) was adopted by the Company’s Board of Directors during October 2015 and became effective on November 13, 2015 upon its approval by the Company’s stockholders at the Company’s 2015 Annual Meeting of Stockholders held on such date. Pursuant to the terms of the 2015 Plan, as of November 13, 2025, the tenth anniversary of the effective date of the 2015 Plan, no further awards may be granted under the 2015 Plan.

In light of the foregoing and its desire to give the Company the continued ability to provide equity-based incentive compensation, on November 7, 2025, the Company’s Board of Directors approved, and is submitting to the Company’s stockholders for their approval, the EVI Industries, Inc. 2025 Equity Incentive Plan (which is sometimes hereinafter referred to as the “2025 Plan”). The terms of the 2025 Plan, which are described in further detail below, are substantially similar to the terms of the 2015 Plan. Like the 2015 Plan, the 2025 Plan provides for a broad array of awards, including stock awards, restricted stock awards, restricted stock units, stock options, stock appreciation rights, performance awards and other awards, including cash awards.

Summary of the 2025 Plan

Set forth below is a summary of the 2025 Plan. The following summary is qualified in its entirety by reference to the full text of the 2025 Plan, which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. Capitalized terms used but not defined below shall have the meanings ascribed to such terms in the 2025 Plan.

Purposes and Eligibility. The purposes of the 2025 Plan are to attract, retain and motivate directors, officers and other employees and consultants of the Company and its subsidiaries, to compensate them for their contributions to the growth and profits of the Company, to encourage ownership by them of stock of the Company, and to align their interests with those of other stockholders in the creation of long-term value. The 2025 Plan authorizes the issuance of certain awards (“Awards”) to such individuals (“Eligible Individuals”).

As of September 30, 2025, approximately 878 individuals, including the four current non-employee directors of the Company, the three executive officers of the Company and approximately 871 other employees of the Company or its subsidiaries, would be eligible to be selected to receive Awards under the 2025 Plan.

Effective Date. The 2025 Plan will become effective only upon the approval of the 2025 Plan by the Company’s stockholders at the Annual Meeting. No Awards may be granted after the tenth anniversary of the effective date of the 2025 Plan.

Shares Available Under the 2025 Plan. The number of shares of the Company’s Common Stock that will be authorized and available for issuance pursuant to Awards granted under the 2025 Plan will be

3,000,000 shares. In determining this amount, the Board considered the number of shares that have historically been granted and its expectations for future grants, as well as the number of shares that remained available for grant under the 2015 Plan. The maximum share amount is subject to adjustment in the event of any change in the Company’s Common Stock, including, without limitation, by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, reverse stock split, split-up, spin-off, combination or exchange of shares. To the extent that an Award granted under the 2025 Plan expires, lapses or is otherwise terminated without the issuance of the underlying shares, or is settled in cash or other consideration other than shares, any shares subject to the Award will again be available for the grant of an Award pursuant to the 2025 Plan.

Administration. The 2025 Plan is to be administered by an administrative committee (the “Administrative Committee”) consisting of not less than two directors, each of whom must be a “non-employee director” as defined under Rule 16b-3 of the Exchange Act. It is expected that the Compensation Committee of the Company’s Board of Directors will serve as the Administrative Committee for the 2025 Plan.

The Administrative Committee will have the authority to administer the 2025 Plan and, among other things, approve the Eligible Individuals to receive Awards under the 2025 Plan, determine the form and terms of the Awards, have the power to fix and accelerate vesting periods, and prescribe rules and procedures relating to the 2025 Plan. Without limiting the generality of the foregoing, the Administrative Committee will have the power to amend the terms and conditions of an Award after the granting thereof in a manner that is not prejudicial to the rights of the Award recipient, including the authority to re-price previously granted stock options (“Stock Options”) or stock appreciation rights (“SARs”) and/or substitute new Awards for previously granted Awards, which previously granted Awards may contain less favorable terms, including, in the case of Stock Options and/or SARs, higher exercise prices.

Notwithstanding anything to the contrary contained herein, the Administrative Committee will have the authority to delegate to one or more officers of the Company some or all of its authority under the 2025 Plan, including the authority to approve grants of Awards to Eligible Individuals other than executive officers of the Company, except where such delegation of authority is prohibited under the Code or the terms of the 2025 Plan.

Awards — General. The 2025 Plan authorizes a broad array of Awards, including (i) stock awards consisting of one or more shares of the Company’s Common Stock granted or offered for sale to Eligible Individuals (“Stock Awards”), (ii) restricted stock (“Restricted Stock”), (iii) restricted stock units (“Restricted Stock Units”), (iv) Stock Options, (v) SARs, (vi) conditional awards which may be earned upon the satisfaction of certain specified performance criteria (“Performance Awards”) and (vii) other forms of equity- based or equity-related awards which the Administrative Committee determines to be consistent with the purposes of the 2025 Plan and the interests of the Company (“Other Awards”). Other Awards may also include cash payments which may be based on one or more criteria unrelated to the value of the Company’s Common Stock.

The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) will be determined by the Administrative Committee. Subject to certain restrictions related to the limitations under the Code, the Administrative Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Stock Option or SAR first becomes exercisable. The Administrative Committee will also have full authority to determine the effect, if any, that a participant’s termination of employment will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

The Company may require a participant to pay a sum to the Company as may be necessary to cover any taxes or other charges imposed on the Company with respect to property or income received by an Award recipient under the 2025 Plan, and any payment relating to an Award may be conditioned on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations.

The 2025 Plan limits the number of shares underlying Awards that may be granted to an individual participant in any calendar year to 500,000 shares. In the case of an Award that is not measured with respect to shares (as determined by reference to applicable law, including the Code), an Eligible Individual may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds $2,000,000, which limitation is separate and in addition to, and not affected by, the number of Awards granted during such calendar year subject to the limitation in the preceding sentence.

Awards — Stock Options. An award of Stock Options may consist of either nonqualified stock options or incentive stock options. A Stock Option entitles the participant to acquire a specified number of shares of the Company’s Common Stock at an exercise price determined by the Administrative Committee, which may not be less than the fair market value of the shares on the date of grant. The exercise price may be paid in cash or previously owned stock, a combination thereof, or by any other means which the Administrative Committee determines is sufficient to provide legal consideration for the shares acquired upon exercise of the Stock Option and is consistent with the terms of the 2025 Plan.

Awards — Stock Appreciation Rights. Recipients of SARs will be entitled to receive an amount, if any, equal to the fair market value of a share of the Company’s Common Stock on the date of exercise over the base price of the SAR specified in the applicable Award agreement, which may not be less than the fair market value of the shares on the date of grant. At the discretion of the Administrative Committee, payments to a participant upon exercise of an SAR may be made in shares, cash or a combination thereof. An SAR may be granted alone or in addition to other Awards, or in tandem with a Stock Option.

Awards — Restricted Stock. Restricted Stock granted under the 2025 Plan will be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrative Committee may impose, which restrictions may lapse separately or in combination, at such times, under such circumstances (including, without limitation, based on achievement of performance goals and/or future service requirements), in such installments or otherwise, and under such other circumstances as the Administrative Committee may determine. Except to the extent restricted under the terms of the 2025 Plan or any Award Agreement relating to the Restricted Stock, recipients of Restricted Stock are entitled to all of the rights of a stockholder, including voting rights and the right to receive dividends thereon.

Awards — Restricted Stock Units. Recipients of Restricted Stock Units will be entitled to receive shares of the Company’s Common Stock or other Awards, or a combination thereof, at the end of a specified deferral period. Recipients of Restricted Stock Units will not be entitled to any of the rights of a stockholder, including voting rights, during the deferral period; provided, however, that recipients of Restricted Stock Units may be entitled to dividend equivalents on the specified number of shares of stock covered by an Award of Restricted Stock Units during the deferral period.

Awards — Stock Awards. Stock Awards consist of one or more shares of Stock granted or offered for sale to an Eligible Individual, and will be subject to the terms and conditions established by the Administrative Committee in connection with the Award and specified in the applicable Award Agreement, including vesting conditions and other restrictions, such as restrictions on transferability. Recipients of Stock Awards will be entitled to all of the rights of a stockholder, including voting rights and the right to receive dividends with respect to the shares of the Company’s Common Stock underlying such Awards upon receipt of such Awards.

Awards — Performance Awards. A Performance Award will entitle a participant to receive a specified number of shares of the Company’s Common Stock, an equivalent amount of cash, a specified number of other Awards, or a combination thereof, in each case, upon the achievement or satisfaction of certain performance criteria specified by the Administrative Committee. Payment in settlement of a Performance Award will be made at such time as determined by the Administrative Committee. Performance goal(s) may be based on one or more of the following:

·	earnings per share;

·	total or net revenue;

·	revenue growth;

·	operating income;

·	net operating income after tax;

·	pre-tax or after-tax income;

·	cash flow;

·	cash flow per share;

·	net income;

·	EBIT;

·	EBITDA;

·	Adjusted EBITDA;

·	profit growth;

·	return on equity;

·	return on assets;

·	return on capital employed;

·	economic value added (or an equivalent metric);

·	core earnings;

·	share price performance or other measures of equity valuation;

·	other earnings criteria or profit-related return ratios;

·	total stockholder return;

·	market share;

·	expense levels;

·	working capital levels; and/or

·	strategic business objectives, consisting of one or more objectives based on meeting specified cost, profit, operating profit, sales, revenue, cash or cash generation targets or measures, or goals, including those relating to business expansion, business development, acquisitions or divestitures, including successful mergers or acquisitions of other companies or assets and any cost savings or synergies associated therewith, successful dispositions of assets, subsidiaries, divisions or departments of the Company or any of its subsidiaries, successful financing efforts, and debt reduction.

Performance goals may be (i) stated in absolute terms, (ii) based on one or more business criteria that apply to a participant, one or more subsidiaries, business units or divisions of the Company or any of its subsidiaries, or the Company as a whole, (iii) relative to other companies or specified indices, (iv) achieved during a period of time, or (v) otherwise determined by the Administrative Committee. Unless otherwise stated, a performance goal need not be based upon an increase or positive result under a particular business criterion. In measuring performance goals, the Administrative Committee may exclude certain extraordinary, unusual or non-recurring items, provided that such exclusions are stated by the Administrative Committee at the time the performance goals are determined.

Change in Control. A Change in Control will generally be deemed to occur under the 2025 Plan if: (i) any person (other than any person beneficially owning, directly or indirectly, who owned more than 20% of the outstanding shares of the Company’s Common Stock on the effective date of the 2025 Plan) becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Common Stock or of securities representing the combined voting power of the Company; (ii) the majority of the Board of Directors is not composed of (A) individuals who constitute the Board of Directors on the effective date of the 2025 Plan and (B) individuals who became a director of the Company after the effective date of the 2025 Plan and whose election or nomination was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors of the Company on the effective date of the 2025 Plan or whose election or nomination was previously so approved; or (iii) the Company consummates (A) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions in which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the Company’s Common Stock or of securities representing the combined voting power of the Company or the surviving entity or its parent, (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company.

Upon a Change in Control, all outstanding Awards granted under the 2025 Plan will automatically and immediately vest or become exercisable, as the case may be (subject, in the case of Performance Awards, to the requirements of the Code). Notwithstanding the foregoing, Awards held by Henry M. Nahmad, who will be deemed to be an Effective Date Control Person under the terms of the 2025 Plan, will not automatically accelerate in connection with a Change in Control under clause (i) of the previous paragraph as a result of the direct or indirect sale of Company securities by Mr. Nahmad unless all of the Company’s other stockholders have the opportunity to sell their shares of the Company’s securities in such sale transaction; provided, in such instance, the Administrative Committee will have the discretion to cause the acceleration of the vesting or exercisability of the Awards held by Mr. Nahmad in connection with such Change in Control.

In addition to and without limiting the foregoing, the Administrative Committee may provide that all Awards terminate in connection with a Change in Control, provided that an affected participant is given the opportunity to exercise vested Awards or receive a cash payment for the vested portion of the Award net of any exercise price. In the event an Award remains outstanding following a Change in Control in which the Company does not survive or becomes a wholly owned subsidiary of another entity, outstanding Stock Options that are not exercised as of the date of the Change in Control will be converted into options to purchase Common Stock or similar equity interests of the acquiror.

Amendment. The Board of Directors or the Administrative Committee may amend, suspend or terminate the 2025 Plan at any time; provided, however, that no such amendment, suspension or termination shall be effective without stockholder approval if such approval is required to comply with any applicable law or stock exchange rule. No amendment, suspension or termination may adversely affect a participant’s rights with respect to previously granted Awards without his or her consent.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of Awards granted under the 2025 Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy.

Nonqualified Stock Options. The grant of a nonqualified Stock Option will not result in the recognition of taxable income by the participant or in a deduction to the Company. Upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value, as of the date of exercise, of the shares of the Company’s Common Stock acquired pursuant to such exercise over the aggregate exercise price. The Company is required to withhold tax on the amount of income so recognized, and a tax deduction is allowable equal to the amount of such income (subject to the satisfaction of certain conditions in the case of Stock Options exercised by Section 162(m) officers). Gain or loss upon a subsequent sale of any the Company’s Common Stock received upon the exercise of a nonqualified Stock Option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold). Certain additional rules apply if the exercise price for a Stock Option is paid in shares previously owned by the participant.

SARs. The federal income taxes related to an SAR are the same as those that apply to non-qualified Stock Options.

Incentive Stock Options. Upon the grant or exercise of an incentive Stock Option within the meaning of Section 422 of the Code, no income will be realized by the participant for federal income tax purposes and the Company will not be entitled to any deduction. However, the excess of the fair market value as of the date of exercise of the shares of the Company’s Common Stock over the aggregate exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares of the Company’s Common Stock are not disposed of within the one-year period beginning on the date of the transfer of such shares to the participant, nor within the two-year period beginning on the date of grant of the Stock Option, any profit realized by the participant upon the disposition of such shares will be taxed as capital gain and no deduction will be allowed to the Company. If the shares of the Company’s Common Stock are disposed of within the one-year period from the date of transfer of such shares to the participant or within the two-year period from the date of grant of the Stock Option, the excess of the fair market value of the shares upon the date of exercise or, if less, the fair market value on the date of disposition over the aggregate exercise price will be taxable as ordinary income of the participant at the time of disposition, and a corresponding deduction will be allowable to the Company. Certain additional rules apply if the exercise price for a Stock Option is paid in shares previously owned by the participant.

Restricted Stock. A participant who is awarded a Restricted Stock Award will not be taxed at the time of award unless the participant makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the Company’s Common Stock comprising the Restricted Stock Award (or upon the grant of a Stock Award which vests immediately), the participant will be taxed at ordinary income tax rates on the then fair market value of the Company’s Common Stock and a corresponding deduction will be allowable to the Company (subject to the satisfaction of certain conditions in the case of Stock Awards or Restricted Stock Awards granted to Section 162(m) officers). In such case, the participant’s basis in the Company’s Common Stock will be equal to the ordinary income so recognized plus the purchase price, if any, paid to acquire the shares. Upon subsequent disposition of such shares of the Company’s Common Stock, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).

Pursuant to Section 83(b) of the Code, the participant may elect within 30 days of receipt of the Restricted Stock Award to be taxed at ordinary income tax rates on the fair market value of the Company’s Common Stock comprising such Restricted Stock Award at the time of award (determined without regard to any restrictions which may lapse). In that case, the participant will acquire a basis in such shares of the Company’s Common Stock equal to the ordinary income recognized by the participant at the time of grant plus the purchase price, if any, paid to acquire the shares. No tax will be payable upon lapse or release of the restrictions or at the time the Company’s Common Stock first becomes transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of the Company’s Common Stock with respect to which a participant previously made a Section 83(b) election, the participant will not be entitled to a loss deduction.

Restricted Stock Units. A participant will not recognize any income at the time a Restricted Stock Unit is granted, nor will the Company be entitled to a deduction at that time. When payment on a Restricted Stock Unit is made, the participant will recognize ordinary income in an amount equal to the fair market value of the Company’s Common Stock received (or if the Restricted Stock Unit is settled in cash, the cash amount). If required, income tax must be withheld on the income recognized by the participant. The Company will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

Performance Awards. A participant who receives a Performance Award will be taxed at ordinary income tax rates on the then fair market value of the shares of the Company’s Common Stock distributed at the time of payment in settlement of such Performance Award (or if the Performance Award is paid in cash, the cash amount) and a corresponding deduction will be allowable to the Company at that time (subject to the satisfaction of certain conditions in the case of Performance Awards granted to Section 162(m) officers). The participant’s basis in the shares of the Company’s Common Stock will be equal to the amount taxed as ordinary income and, on subsequent disposition, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).

Section 162(m) Deduction Limits. Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to its “covered employees.” A company’s “covered employees” include any person who served as the company’s chief executive officer or chief financial officer during the year, each of the next three most highly compensated officers for the year, and any individual who was considered a “covered employee” for any previous year. Compensation, for this purpose, will include taxable income attributable to Awards granted under the 2025 Plan and, therefore, some Awards may not be fully deductible by the Company under Section 162(m) of the Code.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to Awards granted under Plan. State and local tax consequences may also be significant.

Clawback

The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2025 Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or under applicable law, including, without limitation, the Company’s Policy for the Recovery of Erroneously Awarded Compensation (each, a “Clawback Policy”). In addition, a participant may be required to repay to the Company certain previously paid incentive compensation under the 2025 Plan or an Award agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to any Clawback Policy in the future by the Company in its discretion (including, without limitation, any Clawback Policy adopted or amended to comply with applicable law or stock exchange requirements) and is further agreeing that all of the participant’s Award agreements may be unilaterally amended by the Company, without the participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

New Plan Benefits

Grants of Awards under the 2025 Plan will be at the discretion of the Administrative Committee. As of the date of this Proxy Statement, there has not been any determination as to whom and in what amount any future Awards will be made. Therefore, the benefits of such Awards are not determinable at this time.

Stockholder Vote Required for Approval

The 2025 Plan will be approved if it receives the affirmative vote of a majority of the shares of the Company’s Common Stock present, virtually in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions are treated as votes present and entitled to be voted at the Annual Meeting and, accordingly, will count as votes against the 2025 Plan. Failures to vote will not have any impact on the proposal.

The Board of Directors Unanimously Recommends that Stockholders

Vote “For” the Approval of the Company’s 2025 Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of June 30, 2025, with respect to compensation plans under which shares of the Company’s Common Stock are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	$-	869,884	(1)
Equity compensation plans not approved by security holders	0	$-	0
Total	0	$-	869,884	(1)

(1)	Includes 802,397 shares of the Company’s Common Stock available for issuance under the Company’s 2015 Equity Incentive Plan and 67,487 shares of the Company’s Common Stock available for issuance under the Company’s 2017 Employee Stock Purchase Plan.

Subsequent to June 30, 2025, the Company issued awards covering a total of 258,155 shares of the Company’s Common Stock under the Company’s 2015 Equity Incentive Plan.

PROPOSAL NO. 3 - NON-BINDING ADVISORY VOTE ON

NAMED EXECUTIVE OFFICER COMPENSATION (SAY-ON-PAY PROPOSAL)

Pursuant to Section 14A of the Exchange Act and the rules and regulations promulgated thereunder, the Company’s stockholders will be asked at the Annual Meeting to vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers (which is sometimes referred to herein as the “say-on-pay proposal”).

The say-on-pay proposal gives the Company’s stockholders the opportunity to express their views on the compensation paid to the Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers as disclosed in this Proxy Statement. You are urged to read the “Named Executive Officer Compensation” section of this Proxy Statement above for details regarding the compensation paid to the Named Executive Officers, including for the fiscal year ended June 30, 2025, and other information with respect to their compensation for services on behalf of the Company.

The Company’s Board of Directors believes that the Company’s compensation program for its executive officers, including the Named Executive Officers, is appropriately based upon the Company’s performance, the performance and level of responsibility of the executive officer and the market generally with respect to executive officer compensation.  The Board also believes that the Company’s executive compensation program aligns the interests of the Company’s executive officers with those of the Company’s stockholders by compensating the executive officers in a manner designed to advance both the short and long-term interests of the Company and its stockholders. As a result, the Board recommends that the Company’s stockholders indicate their support for the compensation of the Named Executive Officers by approving the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers for the fiscal year ended June 30, 2025, as disclosed pursuant to SEC rules, including the compensation tables and related narrative disclosures included in this Proxy Statement, is hereby APPROVED.”

Stockholders may vote for or against, or abstain from voting on, the say-on-pay proposal. The compensation of the Named Executive Officers will be approved, on a non-binding advisory basis, if it receives the affirmative vote of a majority of the shares of the Company’s Common Stock, present virtually in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will effectively count as votes against the compensation of the Company’s Named Executive Officers. Failures to vote will not have any impact on the proposal.

The vote on the say-on-pay proposal is advisory only and will not be binding upon the Company or its Board of Directors or Compensation Committee. However, the Board of Directors and Compensation Committee appreciate the opinions that the Company’s stockholders express in their votes and will consider the outcome of the vote in connection with future executive compensation arrangements.

The Board of Directors Recommends that Stockholders

Vote “For” the Compensation of the Company’s Named Executive Officers.

PROPOSAL NO. 4 - NON-BINDING ADVISORY VOTE ON

THE FREQUENCY OF THE SAY-ON-PAY VOTE (SAY-ON-FREQUENCY PROPOSAL)

Pursuant to Section 14A of the Exchange Act and the rules and regulations promulgated thereunder, the Company’s stockholders will also be asked at the Annual Meeting to vote, on a non-binding advisory basis, on whether the stockholders’ advisory vote on the compensation of the Company’s Named Executive Officers should be held every year, every two years or every three years (which is sometimes referred to herein as the “say-on-frequency proposal”).

Under applicable SEC rules, the say-on-frequency proposal is required to be presented for a non-binding advisory stockholder vote every six years. At the Company’s 2019 Annual Meeting of Stockholders, the Company’s stockholders voted, on a non-binding advisory basis, for the compensation of the Company’s Named Executive Officers to be presented for a non-binding advisory stockholder vote every three years. The has presented the compensation of the Company’s Named Executive Officers for a non-binding advisory stockholder vote every three years.

After consideration of the frequency alternatives, the Company’s Board of Directors believes that the compensation of the Company’s Named Executive Officers should continue to be presented for a non-binding advisory vote of the Company’s stockholders every three years. As described above, the Board believes that the Company’s executive compensation program is designed to provide compensation that is commensurate and aligned with the performance of the Company and its executives, and advances both the short and long-term interests of the Company and its stockholders. In addition, the Board believes a three-year period allows the Company’s stockholders time to better judge the Company’s executive compensation program in relation to performance over time. The Board further believes that giving the Company’s stockholders the right to cast an advisory vote on the compensation of the Company’s Named Executive Officers every three years provides the Board with sufficient time to thoughtfully consider stockholder input, including voting results, and to effectively implement any changes to the Company’s executive compensation program it deems appropriate.

Stockholders will not be voting to specifically approve or disapprove the Board’s recommendation that the compensation of the Company’s Named Executive Officers be presented for a non-binding advisory vote of the Company’s stockholders every three years.  Rather, stockholders may vote for the compensation of the Company’s Named Executive Officers to be presented for a non-binding advisory vote of the Company’s stockholders every year, every two years, or every three years. The frequency that receives the highest number of votes cast by stockholders will be the frequency that has been selected by the stockholders. Abstentions and failures to vote will not have any impact on the proposal.

The vote on the say-on-frequency proposal is advisory only and will not be binding upon the Company or its Board of Directors or Compensation Committee, and the Board of Directors, upon the recommendation of the Compensation Committee or otherwise, may decide that it is in the best interests of the Company and its stockholders to hold future advisory votes on the compensation of the Company’s Named Executive Officers more or less frequently than the option selected by the stockholders. However, the Board of Directors and the Compensation Committee appreciate the opinions that the Company’s stockholders express in their votes and will consider the outcome of the vote when establishing the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

The Board of Directors Recommends that Stockholders Vote for the

Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers

to be Held “Every Three Years.”

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C promulgated by the SEC, other than as provided in Item 407 of Regulation S-K promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the following Audit Committee Report be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act..

The Audit Committee of the Company’s Board of Directors reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2025 with management and BDO USA, P.C. (“BDO”), the Company’s independent registered public accounting firm.

Management has primary responsibility for the Company’s financial statements and the overall financial reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee its independence and any other matters that it is required to discuss with the Audit Committee or that it believes should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee met with BDO, with and without management present, to discuss the results of BDO’s examinations, BDO’s evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also discussed with BDO the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence, and the Audit Committee discussed BDO’s independence from the Company with BDO. When considering BDO’s independence, the Audit Committee considered whether BDO’s provision of services to the Company was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to BDO for audit and non-audit services.

Based on the Audit Committee’s review and these meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2025 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

Submitted by the Members of the Audit Committee:

Timothy P. LaMacchia
Glen Kruger

Fees to Independent Registered public Accounting Firm

for THE FISCAL YEARS ENDED JUNE 30, 2025 AND 2024

The following table sets forth the fees billed to the Company by BDO, the Company’s independent registered public accounting firm for the fiscal years ended June 30, 2025 and 2024.

	For the fiscal year ended June 30,
	2025	2024
Audit Fees	$1,066,325	$1,020,586
Audit-Related Fees	—	—
Tax Fees	466,878	270,074
All Other Fees	—	—
Total Fees	$1,533,203	$1,290,660

Audit Fees. Audit fees were for the audits of the Company’s annual consolidated financial statements for fiscal 2025 and 2024 included in the Company’s Annual Reports on Form 10-K for those fiscal years, and reviews of the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q during such fiscal years. The audit fees for each fiscal year also include fees related to the auditor attestation of management’s report on internal control over financial reporting included in the Company’s Annual Report on Form 10-K for such fiscal year. The audit fees for fiscal 2025 also include fees related to BDO’s consent for the Company’s Registration Statement on Form S-8 filed during December 2024 relating to an amendment to the Company’s 2015 Equity Incentive Plan.

Tax Fees.  Tax fees were for services related to tax return preparation and tax advice.

All Other Fees.  No fees other than audit fees and tax fees were paid by the Company to BDO for fiscal 2025 or 2024.

In connection with the standards for independence of a company’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by BDO was compatible with maintaining the independence of such firm in the conduct of its auditing functions.

It is the policy of the Audit Committee that all audit, audit-related, tax and other permissible non-audit services provided by the Company’s independent registered public accounting firm be pre-approved by the Audit Committee. It is expected that pre-approval will be for periods up to one year and be set forth in an engagement letter approved by the Audit Committee that applies to the particular services or category of services to be provided and subject to a specific budget. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed the pre-approved fee budget level. The policy permits the Chairman of the Audit Committee to pre-approve services by the Company’s independent registered public accounting firm where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled meeting of the Audit Committee, provided that the Chairman of the Audit Committee is required to report to the full Audit Committee on any pre-approval determinations made in this manner at the next Audit Committee meeting. All of the services performed by the Company’s independent registered public accounting firm during fiscal 2025 and 2024 were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates, as of November 17, 2025, information about the beneficial ownership of the Company’s Common Stock by (i) each director of the Company, (ii) each Named Executive Officer of the Company, (iii) all directors and executive officers of the Company as a group and (iv) each person who the Company knows beneficially owns more than 5% of the Company’s Common Stock outstanding, plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act. All such shares were owned directly with sole voting and investment power unless otherwise indicated. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of the Company’s Common Stock which he or she has or shares, directly or indirectly, voting or investment power, or which he or she has the right to acquire beneficial ownership of at any time within 60 days after November 17, 2025. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, shares. Except as otherwise indicated, the address of each beneficial owner named in the table below is c/o EVI Industries, Inc., 4500 Biscayne Blvd., Suite 340, Miami, Florida 33137.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Symmetric Capital LLC	2,838,194		19.7%

Symmetric Capital II LLC	1,039,743		7.2%

Henry M. Nahmad	5,481,114	(1)	38.0%

Dennis Mack 2331 Tripaldi Way Hayward, CA 94545	1,022,495		7.1%

Tom Marks 2331 Tripaldi Way Hayward, CA 94545	1,036,685	(2)	7.2%

David Blyer	6,665	(3)	*

Glen Kruger	8,820	(3)	*

Timothy P. LaMacchia	11,235	(3)	*

Hal M. Lucas	4,333	(3)	*

Robert H. Lazar	92,060	(4)	*

Conestoga Capital Advisors (5) 550 E. Swedesford Road, Suite 120 Wayne, PA 19087	788,616		5.5%

All directors and executive officers as of October 17, 2025 as a group (8 persons)	7,663,407	(1)(3)(4)(6)	53.2%

*	Less than one percent of class.

(1)	Includes, in addition to shares held directly by Mr. Nahmad, (a) the 2,838,194 shares and 1,039,743 shares beneficially owned by Symmetric Capital and Symmetric Capital II, respectively, all of which Mr. Nahmad may be deemed to have voting and investment power over as a result of his position as Manager of such entities and (b) 1,415,413 shares subject to restricted stock awards granted to Mr. Nahmad which have not yet vested but as to which Mr. Nahmad has voting power. Mr. Nahmad does not have investment power over any such restricted shares.

(2)	Shares are beneficially owned by Mr. Marks indirectly through a family trust and trusts for the benefit of his children.

(3)	Includes, for each director, 2,118 shares which are covered by restricted stock units granted to such director that are scheduled to vest within 60 days after November 17, 2025.

(4)	Includes 75,864 shares subject to restricted stock awards previously granted to Mr. Lazar which have not yet vested but as to which Mr. Lazar has voting power. Mr. Lazar does not have investment power over any such restricted shares.

(5)	The address and share ownership information is based on the Schedule 13G/A filed by Conestoga Capital Advisors with the SEC on January 10, 2025. Conestoga Capital Advisors disclosed in such Schedule 13G/A that it has sole voting and investment power over the shares.

(6)	In addition to the shares beneficially owned by the Company’s directors and executive officers as listed in this table, the Company’s Board of Directors also has the power to direct the voting of an additional 431,466 shares of the Company’s Common Stock pursuant to stockholders agreements entered into in connection with business acquisitions previously effected by the Company. Including these shares, the Company’s directors and executive officers, and the Company’s Board of Directors, collectively have voting power over shares representing approximately 56.2% of the total voting power of the Company.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters to be brought before the Annual Meeting other as described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named as proxy holders will have the discretion to vote any shares of the Company’s Common Stock for which they hold proxies in accordance with their judgment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING

TO BE HELD ON DECEMBER 15, 2025

This Proxy Statement and the Company’s Annual Report to Stockholders for the fiscal year ended June 30, 2025 are available at www.edocumentview.com/evi.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

A representative of BDO, the Company’s independent registered public accounting firm, is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

ADDITIONAL INFORMATION

“Householding” of Proxy Material. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or Computershare, the Company’s transfer agent, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a stockholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or Computershare at (781) 575-4223 if you are the record holder of your shares.

Bylaw Advance Notice Procedures. Under the Company’s Amended and Restated Bylaws, no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the annual meeting of stockholders or is otherwise brought before the annual meeting of stockholders by or at the direction of the Board of Directors or by a stockholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Company’s Amended and Restated Bylaws about the stockholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, if the date of the Company’s annual meeting of stockholders changes by more than 30 days from the date of the preceding year’s annual meeting of stockholders, written notice of the proposed business must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of stockholders. For the Company’s 2026 Annual Meeting of Stockholders, the Company must receive stockholder notice of proposed business for consideration at the meeting (i) between August 17, 2026 and September 16, 2026 or (ii) if the Company’s 2026 Annual Meeting of Stockholders is held more than 30 days before or after December 15, 2026, within ten days after the Company first mails notice of or publicly discloses the date of the meeting. In addition, any stockholder who wishes to submit a nomination to the Board of Directors must deliver written notice of the nomination within the applicable time period set forth above and comply with the information requirements in the Company’s Amended and Restated Bylaws relating to stockholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement for its 2026 Annual Meeting of Stockholders and to comply with the requirements of Rule 14a-19 under the Exchange Act, in each case, as described in further detail below.

The Company’s Amended and Restated Bylaws are filed as Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC on September 14, 2020 and can be obtained on the SEC’s EDGAR website at www.sec.gov. Stockholders may also contact the Company’s Secretary at the Company’s principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Stockholder Proposals Intended for Inclusion in the Company’s Proxy Materials for its 2026 Annual Meeting of Stockholders. Stockholders interested in submitting a proposal for inclusion in the Company’s proxy materials for its 2026 Annual Meeting of Stockholders may do so by following the procedures relating to stockholder proposals set forth in the rules and regulations promulgated under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by the Company’s Secretary at the Company’s principal executive offices by July 23, 2026 or, if the Company’s 2026 Annual Meeting of Stockholders is held more than 30 days before or after December 15, 2026, then by the deadline set forth in a Company filing with the SEC, which will be a reasonable time before the Company begins to print and send its proxy materials.

Universal Proxy Rules. In addition to satisfying the requirements under the Company’s Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and employees of the Company or its subsidiaries, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Henry M. Nahmad
November 20, 2025	Chairman of the Board

Appendix A

EVI INDUSTRIES, INC.

2025 EQUITY INCENTIVE PLAN

1. Purpose . The purposes of the EVI Industries, Inc. 2025 Equity Incentive Plan (the “Plan”) are to attract, retain and motivate directors, officers and other employees and consultants of EVI Industries, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company, to encourage ownership by them of stock of the Company and to align their interests with those of stockholders in the creation of long-term value.

2. Definitions . For purposes of the Plan, the following terms shall be defined as follows:

“Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

“Annual Limit” shall have the meaning specified in Section 6(b).

“Award” means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards, Performance Awards, or other awards determined by the Committee.

“Award Agreement” means a written agreement or certificate granting an Award. An Award Agreement shall be executed by an officer on behalf of the Company and shall contain such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan. The Committee may in its discretion require that an Award Agreement be executed by the Participant to whom the relevant Award is made.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Change in Control” of the Company shall be deemed to have occurred when:

(a) any Person (other than any Person Beneficially Owning, directly or indirectly, more than twenty percent (20%) of the outstanding shares of Stock on the Effective Date, or any of their respective Affiliates or Associates (collectively, an “Effective Date Control Person”), and other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any individual or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates (collectively, an “Acquiring Person”), becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the then outstanding shares of Stock or the Combined Voting Power of the Company,

(b) the majority of the Board is not composed of (i) individuals who constitute the Board on the Effective Date and (ii) individuals who became a director of the Company after the Effective Date (other than directors who are representatives or nominees of an Acquiring Person) and whose election or nomination was approved by a vote or consent of at least a majority of the directors of the Company then still in office who were either directors of the Company on the Effective Date or whose election or nomination was previously so approved, or

(c) the Company consummates (i) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which Persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or other transaction do not, immediately thereafter, own more than fifty percent (50%) of the then outstanding shares of Stock or the Combined Voting Power of the Company, Surviving Entity (as defined in Section 17) or any Parent of such Surviving Entity, (ii) a liquidation or dissolution of the Company or (iii) the sale of all or substantially all of the assets of the Company (in each case, unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned), provided, however, that to the extent required for purposes of compliance with Code Section 409A, a Change in Control of the Company shall not be deemed to occur unless the event(s) that causes such Change in Control also constitutes a “change in control event” (as such term is defined in Code Section 409A and the regulations issued thereunder), with respect to the Company.

“Change in Control Price” means the price per share of Stock paid in any transaction related to a Change in Control of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

“Combined Voting Power” means the combined voting power of the Company’s or other relevant entity’s then outstanding voting securities.

“Committee” means the committee appointed by the Board to administer the Plan, which shall consist solely of two or more “Non-Employee Directors,” in accordance with Rule 16(b)-3 of the Exchange Act.

“Effective Date” means the date on which this Plan is first approved by the Company’s stockholders. If the Plan is approved by the Company’s stockholders on December 15, 2025, then the Effective Date will be December 15, 2025.

“Eligible Individuals” means the individuals described in Section 6(a) who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

“Fair Market Value” means, as of a date of determination, the closing sales price for such Stock (or the closing bid, if no sales were reported) on the NYSE American or any other established stock exchange or quotation system, as applicable, on such date of determination (or the last market trading day prior to such date of determination if such date of determination is not a trading day), as reported in the Wall Street Journal or such other source as the Board deems reliable. If the Fair Market Value cannot be determined pursuant to the foregoing, then the Fair Market Value shall be determined by the Board in good faith. Fair Market Value relating to the exercise price or base price of any Non-409A Stock Option or SAR shall conform to requirements under Code Section 409A.

“409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A

Awards. For purposes of the Plan, Stock Options, SARs, and Restricted Stock are intended to be Non-409A Awards.

“Incentive Stock Option” means a Stock Option which is an “incentive stock option” within the meaning of Code Section 422 and is not otherwise designated by the Committee as a non-qualified stock option in an Award Agreement.

“Nonqualified Stock Option” means a Stock Option which is not an Incentive Stock Option.

“Parent” means any corporation which is a “parent corporation” within the meaning of Code Section 424(e) with respect to the relevant entity.

“Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

“Performance Award” means an award granted pursuant to Section 13.

“Performance Period” means a fiscal year of the Company or such other period that may be specified by the Committee in connection with the grant of a Performance Award.

“Person” means any individual, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

“Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

“Restricted Stock Unit” or “RSU” means a right, granted under the Plan, to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

“Section 424 Employee” means an employee of the Company or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Stock Options in a transaction to which Code Section 424(a) applies.

“Stock” means the Common Stock, par value $0.025 per share, of the Company.

“Stock Appreciation Right” or “SAR” means an Award to receive all or some portion of the appreciation on shares of Stock granted to an Eligible Individual pursuant to Section 9.

“Stock Award” means an Award of shares of Stock granted to an Eligible Individual pursuant to Section 12.

“Stock Option” means an Award to purchase shares of Stock granted to an Eligible Individual pursuant to Section 8.

“Subsidiary” means (i) any corporation which is a “subsidiary corporation” within the meaning of Code Section 424(f) with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for the purposes of the Plan.

“Substitute Award” means an Award granted upon assumption of, or in substitution or resubstitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or Stock.

3. Administration of the Plan.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to (i) select Participants from the Eligible Individuals, (ii) make Awards in accordance with the Plan, (iii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award, (iv) determine the terms and conditions of each Award, including, without limitation, those related to vesting, performance goals, exchange, surrender, cancelation, termination, forfeiture, acceleration, payment, price or other consideration, and exercisability, and the effect, if any, of a Participant’s cessation of employment with the Company, or, subject to Section 17, of a Change in Control, on the outstanding Awards granted to such Participant, and including, without limitation, the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant in such Award, including the authority to re-price previously granted Stock Options or SARs and/or substitute new Awards for previously granted Awards, which previously granted Awards may contain less favorable terms, including, in the case of Stock Options and/or SARs, higher exercise prices, (v) specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards, (vi) construe and interpret any Award Agreement delivered under the Plan, (vii) subject to the provisions of the Plan, prescribe, amend and rescind rules and procedures relating to the Plan, (viii) vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions, (ix) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, delegate to one or more officers of the Company some or all of its authority under the Plan, except where such delegation of authority is prohibited under the Code, and (x) make all other determinations and formulate such procedures as may be necessary or advisable for the administration of the Plan.

(b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all Persons interested herein.

(d) Liability of Committee. No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan, except such individual’s own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, accountants and counsel and any other Person the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

4. Duration of Plan. The Plan shall remain in effect until terminated by the Board and thereafter until all Awards granted under the Plan are satisfied by the issuance of shares of Stock or the payment of cash or are terminated under the terms of the Plan or under the Award Agreement entered into in connection with the grant thereof. Notwithstanding the foregoing, no Awards may be granted under the Plan after the tenth anniversary of the Effective Date.

5. Shares of Stock Subject to the Plan. Subject to adjustment as provided in Section 16, the number of shares of Stock that may be issued under the Plan pursuant to Awards shall not exceed three million (3,000,000) shares of Stock (the “Maximum Limit”). Such shares may be either authorized but unissued shares, treasury shares or any combination thereof. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

(a) the Maximum Limit shall be decreased by the number of shares of Stock subject to outstanding Awards granted under the Plan, provided, however, that, for purposes of this Section 5(a), any shares underlying Substitute Awards shall not be counted against the Maximum Limit; and

(b) the Maximum Limit shall be increased by the number of shares of Stock subject to an Award (or portion thereof) granted under the Plan which lapses, expires or is otherwise canceled, forfeited or terminated without the issuance of such shares or is settled by the delivery of consideration other than shares (without limiting the generality of the foregoing, for purposes of this Section 5, only the net shares of Stock issued upon a Stock-for-Stock exercise of a Stock Option shall be counted against the Maximum Limit).

6. Eligibility and Certain Limitations on Awards.

(a) Eligibility Criteria. Awards may be granted by the Committee to individuals (“Eligible Individuals”) who are directors, officers or other employees or consultants of the Company or a Subsidiary with the potential to contribute to the future success of the Company or its Subsidiaries. An individual’s status as a member of the Committee will not affect his or her eligibility to participate in the Plan. Incentive Stock Options may only be granted to Section 424 Employees.

(b) Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Individual may be granted Awards under the Plan up to his or her Annual Limit. A Participant’s Annual Limit, in any calendar year during any part of which the Participant is then eligible under the Plan, shall equal five hundred thousand (500,000) shares, subject to adjustment as provided in Section 16. In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including, without limitation, Treasury Regulation 1.162-27(e)(4)), an Eligible Individual may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Individual’s Annual Limit, which for this purpose shall equal two million dollars ($2,000,000) (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For purposes this Section 6(b), (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

(c) Limitations on Incentive Stock Options. Shares of Stock in an amount up to the Maximum Limit may be subject to grants of Incentive Stock Options.

7. Awards Generally. Awards under the Plan may consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards, or other awards determined by the Committee. The terms and provisions of an Award shall be set forth in a written Award Agreement approved by the Committee and delivered or made available to the Participant as soon as practicable following the date of the Award. Among other things, the vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Stock Option or SAR first becomes exercisable, provided, however, that, in the case of each of the preceding clauses (i), (ii) and (iii) of this Section 7, such actions may only be taken to the extent permitted by Code Section 409A. The date of a Participant’s cessation of employment for any reason shall be determined in the sole discretion of the Committee. The Committee shall also have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant’s cessation of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award. Notwithstanding anything to the contrary set forth herein or in any Award Agreement, (a) if any Participant ceases for any reason to be employed by the Company but continues to serve as an Outside Director of the Company, then such Participant shall retain his or her Awards upon the original terms and conditions thereof, provided, however, that if such Participant thereafter ceases to serve as an Outside Director of the Company, then the aforementioned provisions of this clause (a) of this Section 7 shall no longer apply and such Award shall thereafter be subject to the post-separation exercise provisions applicable to such Award, with the applicable post-separation exercise period commencing as of the date such Participant ceases to be an Outside Director, and (b) if any Participant who is not an employee thereafter becomes an employee, then such Participant shall retain his or her Award upon the original terms thereof.

8. Stock Options.

(a) Terms of Stock Options Generally. Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase the number of shares of Stock specified in the applicable Award Agreement and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement, a Participant shall be entitled to exercise the Stock Option in whole or in part and to receive, upon satisfaction or payment of the exercise price, the number of shares of Stock in respect of which the Stock Option shall have been exercised. The Committee may designate Stock Options as either Nonqualified Stock Options or Incentive Stock Options. Stock Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall automatically be re-designated as Nonqualified Stock Options on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation by the Committee, Stock Options granted under the Plan will be deemed to be Nonqualified Stock Options.

(b) Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and set forth in the Award Agreement, provided, that the exercise price per share shall be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of award, provided, however, that the excess of (A) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award over (B) the aggregate exercise price thereof, does not exceed the excess of (Y) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over (Z) the aggregate exercise price of such shares.

(c) Stock Option Term. The term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement, provided, however, that a Stock Option shall not be exercisable after the expiration of ten (10) years after the date the Stock Option is granted.

(d) Method of Exercise. Upon the exercise of any Stock Option, the exercise price shall be payable to the Company in full in cash or its equivalent; provided, however, that the Committee may, in its discretion, also permit the exercise of a Stock Option by the holder thereof tendering previously acquired shares of Stock having an aggregate Fair Market Value on the date prior to the date of exercise equal to the total exercise price, or by any other means which the Committee, in its discretion, determines is sufficient to provide legal consideration for the shares of Stock, and to be consistent with the purposes of the Plan.

(e) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed one hundred thousand dollars ($100,000). Stock Options granted to such individual in excess of such limitation, and any Stock Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii) Minimum Exercise Price. In no event may the exercise price of a share of Stock subject an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of such share of Stock on the grant date.

(iii) Ten Percent Stockholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Stock Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent (10%) of the total Combined Voting

Power of all classes of stock of the Company, such Incentive Stock Options (A) must have an exercise price per share of Stock that is at least one hundred ten percent (110%) of the Fair Market Value as of the grant date of a share of Stock and (B) must not be exercisable after the fifth anniversary of the grant date.

9. Stock Appreciation Rights. Stock Appreciation Rights shall be subject to the terms and conditions established by the Committee in connection with the Award thereof and specified in the applicable Award Agreement. The base price per share of Stock subject to a Stock Appreciation Right shall be no less than one hundred percent (100%) of the Fair Market Value per share of Stock on the date of grant. Upon satisfaction of the conditions to the payment specified in the applicable Award Agreement, each Stock Appreciation Right shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a share of Stock on the date of exercise over the Stock Appreciation Right base price specified in the applicable Award Agreement. At the discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in Shares, cash or a combination thereof. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and, to the extent the related Stock Option shall be exercisable, shall have the same term and base or exercise price as the related Stock Option. In no event shall the term of a Stock Appreciation Right exceed a period of ten (10) years from the date of grant.

10. Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(a) Grant and Restrictions. Except as provided herein, Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination, at such times, under such circumstances (including, without limitation, based on achievement of performance goals and/or future service requirements), in such installments or otherwise, and under such other circumstances as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including, without limitation, the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Notwithstanding the foregoing, Restricted Stock as to which vesting is based on, among other things, the achievement of one or more performance conditions shall not become vested until the attainment of such performance conditions, except as otherwise specified in the Award Agreement or as permitted in accordance with the terms hereof in the event of a Change in Control.

(b) Forfeiture. Except as otherwise determined by the Committee, upon cessation of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited without consideration and reacquired by the Company; provided that the Committee may provide in any Award Agreement, or may otherwise determine in any individual case, that restrictions or forfeiture conditions relating to Restricted

Stock will lapse in whole or in part, including, without limitation, in the event of terminations resulting from specified causes.

(c) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of such certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(d) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (i) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, (ii) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates or (iii) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Restricted Stock Units, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a stock split or stock dividend, and other cash or property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

11. Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(a) Award and Restrictions. Subject to Section 11(b), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may determine, which restrictions may lapse separately or in combination, at such times, under such circumstances (including, without limitation, based on achievement of performance conditions and/or future service requirements), in such installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder, including, without limitation, the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 11(c).

(b) Limitation on Vesting and Payouts. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Notwithstanding anything to the contrary contained herein, unless provided otherwise in the Award Agreement, RSUs shall be paid (i) on or after the first (1st) day of the fiscal year of the Company immediately following the fiscal year of the Company in which the RSUs are first no longer subject to a substantial risk of forfeiture as such term is defined in Code Section 409A and the regulations issued thereunder, and (ii) on or before the seventy-fifth (75th) day of the fiscal year of the Company immediately following the fiscal year of the Company in which the RSUs are first no longer subject to a substantial risk of forfeiture as such term is defined in Code Section 409A and the regulations issued thereunder. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee.

(c) Dividend Equivalents. At the discretion of the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs may be either (i) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends or (ii) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect. Notwithstanding anything to the contrary contained herein, the right to dividend equivalents shall at all times until the date of payment be subject to a substantial risk of forfeiture as such term is defined in Code Section 409A and the regulations issued thereunder.

12. Stock Awards. Stock Awards shall consist of one or more shares of Stock granted or offered for sale to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. The shares of Stock subject to a Stock Award may, among other things, be subject to vesting requirements or restrictions on transferability.

13. Performance Awards.

(a) General. Performance Awards may be denominated as a cash amount, number of shares of Stock or specified number of other Awards, or a combination of the foregoing, which may be earned upon achievement or satisfaction of performance goals specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance goals as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance goals.

(b) Performance Goals. The performance goal(s) may be based on one or more of the following: (A) earnings per share; (B) total or net revenue; (C) revenue growth; (D) operating income; (E) net operating income after tax; (F) pre-tax or after-tax income; (G) cash flow; (H) cash flow per share; (I) net income; (J) EBIT; (K) EBITDA; (L) adjusted EBITDA; (M) profit growth; (N) return on equity; (O) return on assets; (P) return on capital employed; (Q) economic value added (or an equivalent metric); (R) core earnings; (S) share price performance or other measures of equity valuation; (T) other earnings criteria or profit-related return ratios; (U) total shareholder return; (V) market share; (X) expense levels; (Y) working capital levels; and/or (Z) strategic business objectives, consisting of one or more objectives based on meeting specified cost, profit, operating profit, sales, revenue, cash or cash generation targets or measures, or goals, including those relating to business expansion, business development, acquisitions or divestitures, including successful mergers or acquisitions of other companies or assets and any cost savings or synergies associated therewith, successful dispositions of assets, Subsidiaries, divisions or departments of the Company or any of its Subsidiaries, successful financing efforts, and debt reduction. Performance goals may be (1) stated in absolute terms, (2) based on one or more business criteria that apply to the Participant, one or more Subsidiaries, business units or divisions of the Company or any of its Subsidiaries, or the Company as a whole, (3) relative to other companies or specified indices, (4) achieved during a period of time, or (5)  otherwise determined by the Committee. Unless otherwise stated, a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In measuring performance goals, the Committee may exclude certain extraordinary, unusual or non-recurring items, provided that such exclusions are stated by the Committee at the time the performance goals are determined.

(c) Performance Period. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period as specified by the Committee.

(d) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 13(b) during the given performance period, as specified by the Committee in accordance with Section 13(c). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(e) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the Committee’s discretion. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of cessation of employment by a Participant or other event (including, without limitation, a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

14. Other Awards. The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Stock, for the acquisition or future acquisition of Stock, or any combination thereof. Other Awards shall also include, among other things, cash payments (including, without limitation, the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

15. Certain Provisions Applicable to Awards.

(a) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the exercise of a Stock Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided, however, that Awards intended to be Non-409A

Awards remain so, and those that are 409A Awards are in compliance with the permissible payout options pursuant to Code Section 409A.

(b) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of this Plan, references to an Award term or event (including, without limitation, any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Code Section 409A. Notwithstanding any other provisions of the Plan, the terms of any 409A Award and any Non-409A Award, including, without limitation, any authority of the Committee and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, notwithstanding any other provisions of the Plan, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Code Section 409A(a)(2)(B)(i) shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i) and distribution shall be made, or commence to be made, as the case may be, on the date that is six months and one day after the separation from service. Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other Person that any Award intended to be exempt from Code Section 409A shall be so exempt, nor that any Award intended to comply with Code Section 409A shall so comply, nor will the Company indemnify, defend or hold harmless any Participant or other Person with respect to the tax consequences of any such failure.

16. Change in Capitalization. Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, reverse stock split, split-up, spin-off, combination or exchange of shares or any other extraordinary or unusual corporate event affecting the Stock, the Committee shall make such adjustments as it determines may be equitably required (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of Participants under the Plan, including, among other things, with respect to the aggregate number of shares of Stock for which Awards in respect thereof may be granted under the Plan, the number of shares of Stock covered by each outstanding Award, and the exercise or Award prices in respect thereof. The Committee’s determination as to the adjustments required shall be final and binding on the Company and all Participants.

17. Change in Control. Unless otherwise expressly provided in an Award Agreement (and subject to the following sentence), upon a Change in Control, (a) all Stock Options and Stock Appreciation Rights then outstanding, whether or not then exercisable, shall become fully exercisable as of the date of the Change in Control, (b) all restrictions and conditions of all Restricted Stock, Restricted Stock Units, and Stock Awards then outstanding shall lapse so that all such Restricted Stock, Restricted Stock Units and Stock Awards shall become immediately and fully vested as of the date of the Change in Control, and (c) to the extent permissible and not in violation of the Code, all Performance Awards shall be deemed to have been fully earned as of the date of the Change in Control. Notwithstanding the foregoing, the provisions of the previous sentence shall not apply to Awards held by an Effective Date Control Person in connection with a Change in Control under clause (a) of the definition of Change in Control set forth herein resulting from the direct or indirect sale of Company securities by such Effective Date Control Person unless all of the Company’s other stockholders have the opportunity to sell their shares of the Company’s securities in such sale transaction; provided, in such instance, the Committee shall have the discretion to cause the Awards held by the Effective Date Control Person to be treated as set forth in the first sentence of this Section 17 in connection with such Change in Control. In addition to and without limiting the generality of the foregoing, the Committee may in its sole and absolute discretion provide on a case by case basis (i) that all Awards shall terminate in connection with a Change in Control, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award (as determined at the time of the Change in Control after giving effect to the vesting of any Award in connection with the Change in Control in accordance with this Section 17), in whole or in part, (ii) that all Awards shall terminate in connection with a Change in Control, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award (as determined at the time of the Change in Control after giving effect to the vesting of any Award in connection with the Change in Control in accordance with this Section 17) net of the exercise price thereof (if applicable), (iii) that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable) and (iv) any combination of (i), (ii) and (iii). If an Award remains outstanding following a Change in Control involving a merger of, or consolidation involving, the Company in which the Company (A) is not the surviving corporation (the “Surviving Entity”) or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, then each outstanding Stock Option granted under the Plan and not exercised (a “Predecessor Option”) will be converted into an option (a “Substitute Option”) to acquire common stock of the Surviving Entity or its Parent, which Substitute Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices.

18. Amendment of the Plan. The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part. Notwithstanding the foregoing, if approval of the stockholders of the Company is required to comply with any applicable law or stock exchange rule, then any such termination, modification, suspension or amendment shall not be effective without stockholder approval. No termination, modification, suspension or amendment of the Plan shall adversely affect the rights of a Participant under any Awards previously granted to him or her, without the consent of such Participant. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

19. Change in Status as a Subsidiary. Unless otherwise provided in an Award Agreement, in the event that an entity which was previously a Subsidiary of the Company ceases to be a Subsidiary, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (a) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (iii) treat the employment or other services of a Participant employed by such entity as terminated if such Participant is not employed by the Company or any entity that is a Subsidiary immediately after such event.

20. Miscellaneous.

(a) Tax Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Any payment or issuance relating to an Award may be conditioned on the withholding of taxes and may provide that a portion of any shares of Stock or other property to be distributed will be withheld (or previously acquired shares of Stock or other property be surrendered by the Participant) to satisfy withholding and other tax obligations. The obligation of the Company under the Plan shall be conditioned upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to a Participant.

(b) No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, or interfere in any way with the right of the Company or a Subsidiary to terminate or otherwise cease the employment of any of its employees at any time, with or without cause.

(c) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu thereof with respect to awards hereunder.

(d) Other Employee Benefit Plans. Subject to Section 20(e), Awards granted to a Participant, and payments received by a Participant in respect of Awards, under the Plan shall not be included in, have any effect on, or be deemed compensation for purposes of computing benefits under, any other employee benefit plan or similar arrangement provided by the Company.

(e) Clawback. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law, including, without limitation, the

Company’s Policy for the Recovery of Erroneously Awarded Compensation (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to any Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable law or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

(e) Securities Law Restrictions. The Committee may require each Eligible Individual purchasing or acquiring shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any other applicable federal or state securities law, and the rules, regulations and requirements of the NYSE American or any other securities exchange upon which the Stock is then listed, and, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws. Each Person acquiring shares of Stock in respect of Awards under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

(f) Compliance with Rule 16b-3.

(i) The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement insofar as Participants subject to Section 16 of the Exchange Act are concerned.

(ii) Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

(g) Non-transferability. No Award or other right or interest of a Participant under the Plan or any Award Agreement shall be pledged, hypothecated or otherwise encumbered, or subject to any lien, obligation or liability of such Participant to any Person (other than the Company or a Subsidiary), or assigned or transferred by such Participant (other than by will or the laws of descent and distribution or to a beneficiary upon the death of a Participant), and such Awards or other rights or interests that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights and interests (other than Incentive Stock Options and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission), provided, further, that no such transfer may occur for consideration. A beneficiary, transferee, or other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(h) Award Agreement. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(i) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

(j) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the conflict of law principles thereof.

(k) Effective Date. The Plan shall become effective on the Effective Date.

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/EVI** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of the director nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, and 3 YEARS on Proposal 4.

1. Election of Six Directors:

01 - Henry M. Nahmad	02 - Dennis Mack	03 - David Blyer
04 - Glen Kruger	05 - Timothy P. LaMacchia	06 - Hal M. Lucas

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	3 YRS	2 YRS	1 YR	Abstain
4. Non-binding advisory vote on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation.	☐	☐	☐	☐

5. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign your name or names exactly as set forth hereon. When stock is in the name of more than one person, each such person should sign the proxy. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1UPX

047ICB

The 2025 Annual Meeting of Stockholders of EVI Industries, Inc. will be held on December 15, 2025 at 11:00am, Eastern Time, virtually via the internet at meetnow.global/MSDRHXQ

To access the virtual meeting, you must have the 15-digit control number that is printed in the shaded bar located on the reverse side of this card.

IMPORTANT ANNUAL MEETING INFORMATION

THE PROXY STATEMENT AND THE ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: http://www.edocumentview.com/EVI

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EVI

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — EVI Industries, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert H. Lazar and Craig Ettelman, and each of them acting alone, proxies, with full power of substitution, to represent the undersigned and vote as designated on the reverse all of the shares of Common Stock of EVI Industries, Inc. held of record by the undersigned as of the close of business on November 17, 2025 at the Annual Meeting of Stockholders of EVI Industries, Inc. to be held on December 15, 2025 (including any adjournments or postponements thereof) and with discretionary power upon such other business as may come before the meeting, hereby revoking any proxies heretofore given.

Each properly executed proxy will be voted in the manner directed on the reverse by the undersigned stockholder. If no direction is made, the shares represented by this proxy will be voted "FOR" all six director nominees listed in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3, and "3 YEARS" on Proposal 4.

Stockholders who desire to have stock voted at the meeting are requested to fill in, date, sign and return this proxy. No postage is required if returned in the enclosed envelope and mailed in the United States.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

(Continued and to be signed on the reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.